UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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IMPLANT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPLANT SCIENCES CORPORATION

500 Research Drive

Wilmington, Massachusetts 01887

May 29, 2015

Dear Stockholders:

It is our pleasure to invite you to the 2015 Annual Meeting of Stockholders of Implant Sciences Corporation.  We will hold the meeting on July 1, 2015, at the offices of the company located at 500 Research Drive, Unit 3, Wilmington, Massachusetts 01887, at 10:00 a.m., local time.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We hope you will be able to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support of and continued interest in Implant Sciences Corporation.

Sincerely,

/s/ Dr. William J. McGann
Dr. William J. McGann
Chief Executive Officer, President and Chairman of the Board of Directors

IMPLANT SCIENCES CORPORATION

500 Research Drive

Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 1, 2015

To the Stockholders of Implant Sciences Corporation:

Notice is hereby given that the 2015 annual meeting (the “Annual Meeting”) of the stockholders of Implant Sciences Corporation (“Implant” or the “Company”) will be held on July 1, 2015, at our offices located at 500 Research Drive, Unit 3, Wilmington, Massachusetts 01887, at 10:00 a.m., local time.  At the Annual Meeting or any postponement, adjournment or delay thereof, you will be asked to consider and vote upon the following proposals:

1.	to elect seven directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accountant for the fiscal year ending June 30, 2015;

3.	to approve an amendment to the Restated Articles of Organization, as amended, to increase the aggregate number of authorized shares of common stock by 50,000,000 shares to 250,000,000 shares;

4.

to approve the amendment of the Implant Sciences Corporation 2004 Stock Option Plan to increase the aggregate number of shares of common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the plan by 16,000,000 shares to 20,000,000 shares;

5.	to approve the Implant Sciences Corporation Amended and Restated 2014 Stock Option Plan;

6.	to hold an annual advisory vote to approve named executive officer compensation;

7.	to hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

8.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on May 25, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5 AND 6, AND “THREE YEARS” FOR PROPOSAL 7.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone, fax, or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the business to be conducted at the Annual Meeting.  We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

Dr. William J. McGann
Chief Executive Officer, President and Chairman of the Board of Directors

YOU ARE RESPECTFULLY REQUESTED BY THE BOARD TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU GRANT A PROXY, YOU MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING OR VOTE IN PERSON AT THE MEETING. IF YOU RECEIVED THIS PROXY STATEMENT IN THE MAIL, A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THIS WILL HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about May 29, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Implant Sciences Corporation Annual Meeting of Stockholders to be Held on July 1, 2015

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 are available on the Investors portion of our web site at www.implantsciences.com.

IMPLANT SCIENCES CORPORATION

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	4

Proxy Statement	8

Company Proposals	9

Proposal No. 1: Election of Directors	9
Background of Director Nominees for 2015 Annual Meeting	9
Background of Executive Officers	10
Vote Required	11
Recommendation of the Board	11

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accountant	11
Vote Required	11
Recommendation of the Board	11

Proposal No. 3: Approval of Amendment to the Company’s Articles of Organization to Increase the Number of Authorized Shares of Common Stock	12
Vote Required	13
Recommendation of the Board	13

Proposal No. 4: Amendment of the Company’s 2004 Stock Option Plan	13
General	13
Why You Should Vote for the Amendment	15
Description of the Plan	15
Federal Income Tax Consequences	17
Vote Required	18
Recommendation of the Board	18

Proposal No. 5: Approval of the Company’s Amended and Restated 2014 Stock Option Plan	18
General	18
Why You Should Vote for the 2014 Plan	19
Description of the 2014 Plan	19
Federal Income Tax Consequences	21
Other Matters	23
Vote Required	23
Recommendation of the Board	23

Proposal No. 6: Annual Advisory Vote to Approved Named Executive Officer Compensation	23
Vote Required	23
Recommendation of the Board	23

Proposal No. 7: Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation	24
Vote Required	24
Recommendation of the Board	24

Equity Compensation Plan Information	25
Corporate Governance	26
Board Meetings	26
Committees of the Board	26
Director Independence	26
Audit Committee and Audit Committee Financial Expert	26
Compensation Committee	27
Nominating/Corporate Governance Committee	28
Risk Oversight; Risk Management Committee	28
Board Leadership Structure	28
Code of Ethics	29
Transactions with Related Persons, Promoters and Control Persons	29
Review, Approval or Ratification of Transactions with Related Persons	30
Stockholder Communications with the Board	30

Director Compensation	31

Security Ownership of Certain Beneficial Owners, the Board of Directors and Executive Officers	33

Audit-Related Matters	34
Report of the Audit Committee	34
Pre-Approval Policies and Procedures	34
Services Provided by the Independent Registered Account	35

Executive Compensation	36
Summary Compensation Table	36
Grants of Plan-Based Awards to Named Executive Officers	37
Employment Agreements; Change in Control and Severance Provisions	38
Outstanding Equity Awards at 2014 Fiscal Year-End	45
2014 Option Exercises and Stock Vested	45
Compensation Committee Interlocks and Insider Participation	46
Section 16(a) Beneficial Ownership Reporting Compliance	46

Procedures for Submitting Stockholder Proposals	46

Procedures for Submitting Director Recommendations and Nominations	46

Proxy Solicitation	47

Annual Report	47

Delivery of Proxy Materials to Households	48

Other Matters	48

Questions and Answers About the Proxy Materials and the Annual Meeting	49

Appendix A: Amendment to the Restated Articles of Organization	A-1

Appendix B: Amendment No. 2 to the Implant Sciences Corporation 2004 Stock Option Plan	B-1

Appendix C: Implant Sciences Corporation Amended and Restated 2014 Stock Option Plan	C-1

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of Implant Sciences Corporation (the “Board”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders or any postponement, adjournment or delay thereof (the “Annual Meeting”) to be held at our offices located at 500 Research Drive, Unit 3, Wilmington, Massachusetts 01887, on July 1, 2015, at 10:00 a.m., local time. This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning on or about May 29, 2015.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “Implant,” “we,” “our,” “us” and “the Company” to refer to Implant Sciences Corporation.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until the 2016 Annual Meeting of Stockholders.  The following is a brief summary of the background of each of our nominees, including specific information about each nominee’s experience, qualifications, attributes or skills that led the Nominating Committee to the conclusion that the individual is qualified to serve on our Board of Directors, and their ages as of May 25, 2015.  Our directors will be elected annually for a one-year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

The directors and named executive officers, their ages and positions as well as certain biographical information of these individuals are set forth below. The ages of the individuals are provided as of May 25, 2015.

Executives and Directors	Age	Position
Dr. William J. McGann	57	Chairman of the Board, President, Chief Executive Officer, and Director
Robert P. Liscouski	60	Executive Vice President, Business Development and Director
Brenda L. Baron	52	Vice President, Manufacturing
Roger P. Deschenes	56	Vice President, Finance and Chief Financial Officer
Dr. Darryl K. Jones	57	Vice President, Sales, Marketing and Technical Services
Todd A. Silvestri	49	Vice President, Advanced Technology and Product Development

[Add additional directors when identified]

Background of Director Nominees for 2015 Annual Meeting

Dr. William J. McGann, was appointed to serve as the Chief Executive Officer and President of the Company on January 16, 2015.  Dr. McGann joined us in April 2012 as Chief Operating Officer. Dr. McGann was also appointed as a director of the Company in 2012 and is Chairman of the Board. Dr. McGann served as Vice President, Engineering, Global Fire Products, UTC Fire and Security, a business unit of United Technologies Corporation, from March 2010 until his appointment as Chief Operating Officer of the Company. From January 2005 through March 2010, Dr. McGann served as Chief Technology Officer of GE Security. From January 1991 through January 2005, Dr. McGann served as Vice President, Research and Development and was one of the founders of Ion Track Instruments, where he played a key role in creating an industry around explosives trace detection science and technology. Ion Track was sold to General Electric in 2005. Dr. McGann holds a Ph.D. in Physical Chemistry from the University of Connecticut, where his doctoral work was in the area of Magnetic Resonance and Laser Spectroscopy.

Our Board of Directors has concluded that Dr. McGann is qualified to serve as a director based on his experience and leadership as an executive of a public company and his knowledge of the security industry and specific expertise in explosives trace detection.

Robert P. Liscouski, joined us on February 2, 2015 as Executive Vice President, Business Development. He has served on our Board of Directors since May 2009. From July 2009 until November 2013, Mr. Liscouski served as a partner at Secure Strategy Group, a homeland security-focused banking and strategic advisory firm that had been retained by us to assist with our efforts to acquire additional capital. Mr. Liscouski also serves as a senior partner at Edge360, a leading security technology and situational awareness solutions provider to the homeland security marketplace that was been retained by us in fiscal 2013. Mr. Liscouski was the first Assistant Secretary for Infrastructure Protection for the Department of Homeland Security, serving from March 2003 to February 2005. Mr. Liscouski’s private sector experience includes serving as the CEO of Content Analyst, a software company that automates the analysis and categorization of large volumes unstructured text and data, as Director of Information Assurance for The Coca-Cola Company and Vice President, Law Enforcement Division, for ORION Scientific Systems. Mr. Liscouski’s government experience includes 11 years as a Special Agent with the Diplomatic Security Service of the U.S. Department of State with assignments including being the State Department representative to INTERPOL, Mobile Training Team Leader, Beirut and Rome, and five years with the Bergen County, NJ, Prosecutor’s Office as an undercover and homicide investigator. Mr. Liscouski is a Senior Fellow at the Center of Strategic and International Studies in Washington, D.C. and served for 12 years as an advisor to the U.S. government on technology matters. Mr. Liscouski holds a B.S. degree in Criminal Justice from John Jay College of Criminal Justice and a Master of Public Administration degree from the Kennedy School of Government, Harvard University.

Our Board of Directors has concluded that Mr. Liscouski is qualified to serve as a director based on his experience and leadership roles in public safety and security as a senior official with the Department of Homeland Security and based on his experience and leadership roles in the private sector.

[Add bios of new directors when identified]

Background of Executive Officers

Brenda L. Baron has served as our Vice President, Manufacturing since February 2009, having joined the company in April 2004. Ms. Baron developed the Security Division’s manufacturing operations, as well as manufacturing, test, and documentation control. Prior to joining the Company, Ms. Baron served as Documentation Engineer with the instrumentation division of Milipore Corporation, from 2002 to 2004, and was employed at Ion Track Instruments, an explosive trace detector manufacturer, as Configuration Manager, from 1998 to 2001, where she played a key role in bringing handheld, bench top, and portal trace detectors into production.

Roger P. Deschenes joined us in June 2008 as Controller, was promoted to Vice President, Finance in January 2009 and to Chief Financial Officer in July 2010. Mr. Deschenes has more than 25 years of accounting and financial leadership experience with publicly traded and private companies. Prior to joining Implant Sciences, Mr. Deschenes served as Vice President, Finance with Beacon Roofing Supply, Inc. from 2006 to 2007. From 1990 to 2006, Mr. Deschenes served in several senior accounting and financial capacities at Saucony, Inc. including: Vice President, Controller, Chief Accounting Officer and Assistant Treasurer. Saucony, Inc. was sold to Stride Rite, Inc. in 2005. Mr. Deschenes received a B.S. in Business Administration from Salem State University and is a Certified Management Accountant.

Dr. Darryl K. Jones joined us in May 2012 as Vice President, Sales and Marketing and assumed responsibility for our Technical Services in March 2014. From 2009 until he joined the Company, Dr. Jones served as Vice President, Global Product Management at Morpho Detection, Inc., a business unit of the Safran Group. From 2006 through 2009, Dr. Jones served as General Manager, Global Security Sales at GE Security and served as Global Business Manager at GE Healthcare from 2003 through 2006. Dr. Jones holds a Ph.D. in Optical Science and Engineering from the University of Alabama in Huntsville, a Master of Arts degree in Physics and a B.A. from Fisk University.

Todd A. Silvestri joined us in September 2008 as Vice President, Advanced Technology and Product Development and is directly responsible for the design and commercialization of the Company’s advanced explosive trace detection solutions. Previously, Mr. Silvestri was Senior Vice President of Century Capital Partners, assisting his clients in defining optimal exiting strategies, securing capital, and expanding into foreign markets. Prior to that, he led new product development for Environmental Systems Products, where he was responsible for expanding the company’s traditional business-to-government services into new frontiers by commercializing products and services for private business clients and consumers. In 2003, Mr. Silvestri founded APAC Global LLC providing consulting in the areas of company establishment, localization/relocation of operations, supply chain management, and organizational design primarily focused with small to medium sized companies expanding to, or within, the Asia Pacific Region. Mr. Silvestri holds an M.B.A. from the Kellogg School of Management at Northwestern University, as well as a B.S. in Chemical Engineering from Clarkson University.

Vote Required

A plurality of the votes properly cast by the holders of Common Stock with respect to each nominee is required for the election of that nominee as a director.

Recommendation of the Board

The Board recommends a vote “FOR” the election of the nominees to the Board to serve until the 2016 Annual Meeting and until their successors are duly elected and qualify.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2015. Marcum LLP has served as the Company’s independent registered public accountant since April 2010.  Marcum acts as our principal independent registered public accounting firm.

The Audit Committee and the Board believe that the appointment of Marcum LLP as the Company’s independent registered public accountant is in the best interests of the Company and its stockholders, and the Company is requesting that the stockholders ratify the appointment of Marcum LLP as the Company’s independent registered public accountant for the fiscal year ending June 30, 2015. Representatives of Marcum LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required

The affirmative vote of a majority of the votes properly cast by the holders of Common Stock is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.  Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Restated Articles of Organization, as amended, currently authorizes the issuance of up to 200,000,000 shares of Common Stock. As of March 31, 2015, there were 74,303,120 shares of Common Stock outstanding. In addition, we have reserved 89,777,540 shares for future issuance pursuant to the conversion of principal debt and interest by DMRJ Group, LLC, one of our secured lenders, and 25,164,178 shares for future issuance pursuant to the exercise of outstanding stock options and warrants. Thus, as of March 31, 2015, we have 10,361,376 shares of authorized Common Stock available for future issuance.

Our Board of Directors has approved, subject to stockholder approval, an amendment to the Restated Articles of Organization to increase the number of authorized shares of Common Stock to 250,000,000 (the “Amendment”). The additional shares of Common Stock authorized by the Amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. A copy of the Amendment is set forth in Appendix A hereto.

The additional shares of Common Stock authorized by the Amendment could be issued at the discretion of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. Any future issuances of authorized shares of Common Stock may be approved by the Board of Directors without further action by the stockholders. The availability of additional shares of Common Stock would be particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock, where such approval might not otherwise be required. The Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

Although the Board of Directors will issue Common Stock only when required or when the Board considers such issuance to be in our best interests, the issuance of additional Common Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders. Furthermore, since the Company’s Amended and Restated By-Laws require the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the proposed Amendment could permit the Board to issue shares to persons supportive of management’s position.  Such persons might then be in a position to vote to prevent a proposed business combination which is deemed unacceptable to the Board of Directors, although perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law, and could enhance the ability of our directors to retain their positions.

Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. The Board of Directors is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. In addition, we do not have any plans to implement additional measures having anti-takeover effects. The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the Amendment. Abstentions will be counted as present for purposes of determining if a quorum is present, and will have the same effect as a negative vote on this proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Amendment to the Restated Articles of Organization.

PROPOSAL NO. 4:  AMENDMENT OF THE COMPANY’S 2004 STOCK OPTION PLAN

General

On December 14, 2004, our stockholders approved the adoption of our 2004 Stock Option Plan (as amended, the “2004 Plan”). On December 12, 2007, our stockholders approved an increase in the number of shares authorized under the 2004 Plan to 2,000,000. On March 13, 2012, our stockholders approved an increase in the number of shares authorized under the 2004 Plan to 4,000,000.  On September 7, 2012, the Board approved a proposal to amend the 2004 Plan to increase the number of shares of our Common Stock subject to the 2004 Plan by 16,000,000 shares to 20,000,000 shares (the “Amendment”). No stockholder approval of this last amendment was sought at that time.

On September 7, 2012, the Board of Directors approved the following grants of stock options to purchase a total of 13,300,000 shares of Common Stock under the 2004 Plan:

Named Executives and Directors	Shares Granted
Glenn D. Bolduc	5,442,490
Dr. William J. McGann	1,498,972
Roger P. Deschenes	1,058,498
Dr. Darryl K. Jones	1,258,498
Michael C. Turmelle	640,949
Howard Safir	303,399
Robert P. Liscouski	806,798
John A. Keating	303,399
Todd A. Silvestri	730,949
Brenda L. Baron	730,949
Estate of Joseph E. Levangie	525,099
Total	13,300,000

Each of the options granted on September 7, 2012 has an exercise price of $1.40 per share. One-half of options granted to each of Messrs. Bolduc, Deschenes and Silvestri and Ms. Baron were immediately exercisable and the other one-half became exercisable on September 7, 2013. One-third of the new options granted to each of Drs. McGann and Jones were immediately exercisable, one-third became exercisable on September 7, 2013, and the remaining one-third became exercisable on September 7, 2014. Options granted to Messrs. Turmelle, Safir, Liscouski and Keating and the estate of Mr. Levangie were immediately exercisable in full. The option grant agreements provide that all of the options will expire on September 6, 2022, subject to earlier expiration such as upon the resignation, termination or cessation of a grantee’s employment with the Company. None of these options have been exercised to date.  The grants to Drs. McGann and Jones were also contingent on the receipt of stockholder approval to amend the 2004 Plan to increase the number of shares authorized under the 2004 Plan, within one year from the date of grant. Since stockholder approval was not received within one year from the date of grant, these options are deemed null and void. In addition, all incentive stock options (“ISOs”) under the 2004 Plan for all grantees listed above have been treated as stock options that do not qualify as ISOs (“non-qualified” options) since the amendment approved by the Board of Directors in September 2012 was not ratified by stockholders within one year of the grant of the stock options.  No additional shares may be issued under the 2004 Plan since the 2004 Plan expired by its terms on December 13, 2014 (ten years from the date of adoption).

The 2004 Plan, by its terms, does not require that the Company obtain stockholder approval to authorize the Plan or amendment to the Plan.  In addition, the Massachusetts Business Corporation Act also does not require stockholder approval.  Furthermore, although Rule 711 of the New York Stock Exchange Amex Company Guide, provides that stockholder approval is necessary for the adoption of or significant amendment to a compensation plan, the Company was only listed on the American Stock Exchange until 2009 and, therefore, the Company was not subject to Rule 711 in September 2012 when the Board of Directors increased the Plan from 4,000,000 shares to 20,000,000 shares.  However, under the Tax Code, the Board cannot issue ISOs under the Plan unless stockholder approval is obtained within one year of the adoption of the Plan or an amendment to the Plan raising the number of shares issuable under the Plan.

On March 23, 2015, Bernard Miller filed a complaint on behalf of himself and other similarly situated shareholders in Massachusetts state court.  The case is entitled Miller v. Bolduc, et al, Suffolk Superior Court No. 15-00807-BLS2.  The Plaintiff seeks to require (i) the Company to convene a stockholders meeting since the last stockholder meeting was held on March 13, 2012 and (ii) the Company to seek shareholder approval of the September 2012 Amendment.  The Board of Directors had, in January 2015 when Dr. McGann was elected to be President and CEO, begun taking the steps necessary for the Company to conduct an annual shareholder meeting.  Among the issues to be decided by the Board which matters to present for a shareholder vote, and the Board of Directors decided to include, among others, the September 2012 Amendment to the 2004 Stock Option Plan that Miller identified in his lawsuit.  In the event that this proposal is not approved by the stockholders, the Board would likely cancel the options that were granted pursuant to the amendment approved by the Board in 2012 and would likely find other ways to compensate those holders of options that are currently officers or directors of the Company.  There are no plans at this time regarding how to to compensate such officers or directors but the Board of Directors may determine to pay them additional bonuses or grant them options or shares under the 2014 Plan (if Proposal No. 5 is approved) in order to provide them with an incentive to continue working for the Company.

Mr. Bolduc, our former Chief Executive Officer and President, was granted options under the 2004 Plan to acquire 5,442,490 shares, exercisable at $1.40 per share on September 7, 2012 and options to acquire 75,000 shares, exercisable at $0.79 per share, on March 6, 2014. He was also granted an option under the 2014 Plan to acquire 300,000 shares, exercisable at $1.10. On January 16, 2015, the Company entered into a Separation Agreement with Mr. Bolduc that provided that these options would continue to be exercisable until the maturity date of the options notwithstanding termination of his employment and for the ability to exercise the vested options, on a cashless basis.  If this proposal is not approved by the stockholders at the Annual Meeting, the options granted to Mr. Bolduc would be cancelled.

The purpose of the Amendment is for the stockholders to approve the increase in the number of shares of Common Stock under the 2004 Plan so that the options granted on September 8, 2012 could be exercised by the holders.

Why You Should Vote for the Amendment

A substantial number of options granted under the 2004 Plan are contingent on stockholder approval

The market for the talented engineering and other personnel on which we rely has grown increasingly competitive over the last year.  In order to retain and motivate our employees that received the 13,300,000 stock options as an essential part of their compensation packages when our Board of Directors adopted the Amendment on September 7, 2012, we believe that stockholder approval of the Amendment is necessary. If our stockholders do not approve the Amendment, all options granted on or after September 7, 2012 to the directors and officers listed above will be cancelled.  In addition, if these options are cancelled, we believe that the Board of Directors may be required to grant new options under the Company’s 2014 Stock Option Plan to retain and motivate the key employees currently employed by the Company who had previously been granted shares under the 2004 Plan. Therefore, we are asking our stockholders to approve the Amendment.

Equity incentives are an important part of our compensation philosophy

Approval of the Amendment is critical to our ongoing effort to create stockholder value. Equity-based incentives are an integral part of our compensation program. We grant stock options to substantially all of our employees. Our emphasis on long-term incentive compensation through the granting of stock options is designed to align our employees’ interests with those of our stockholders, retain key employees through the term of the awards, and motivate our employees to strive for outstanding performance. We rely on stock options as an essential part of the compensation packages necessary for our Company to attract and retain experienced officers and employees. In addition, we believe that equity awards are an effective compensation vehicle because they offer significant potential value with a smaller impact on current income and cash flow.

Description of the Plan

A description of the principal features of the 2004 Plan (as amended by the Amendment) is set forth below. The summary is qualified in its entirety by the Amendment, a copy of which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the 2004 Plan is to advance the interests of our Company and its stockholders by encouraging and facilitating the ownership of our stock by persons performing services for our Company in order to enhance our ability to attract, retain and reward such persons and motivate them to contribute to our growth and profitability.

Types of Awards

The 2004 Plan provides for the following types of awards: (i) incentive stock options and (ii) non-qualified stock options (collectively, “Awards”).

Stock Subject to the 2004 Plan

The Common Stock issued under the 2004 Plan consists of authorized but unissued shares or issued shares that have been reacquired by our Company in any manner. Subject to adjustment made in connection with a recapitalization, change in control and certain other events set forth in the 2004 Plan, the maximum number of shares the Board of Directors approved that was then subject to Awards pursuant to the 2004 Plan, as amended by the Amendment, was 20,000,000 shares of Common Stock.

Terms of Options

The 2004 Plan permitted grants of stock options intended to qualify as ISOs under Section 422 of the Internal Revenue Code, as amended (the “Code”), and non-qualified options. Options granted under the 2004 Plan would have been non-qualified options if they failed to qualify as ISOs or exceeded the annual limit on ISOs. Only employees of our Company were eligible to receive ISOs. Non-qualified options may have been granted to any persons eligible to receive ISOs and to our directors and consultants. The exercise price of an ISO may not have been less than 100% of the fair market value of the stock subject to the option on the date of grant (110% if the optionee is a 10% holder of our Common Stock). The term of an option could not be longer than ten years (or, in the case of a 10% holder of our Common Stock, five years if the option was an ISO) and may have been subject to restrictions on transfer. No option awarded to a prospective employee, consultant or director could become exercisable prior to the date on which such person commences service to our Company.

Options may be exercised in whole or in part with written notice to the Company, accompanied by full payment of the exercise price for the number of shares being purchased. The exercise price may be paid in cash, by check or cash equivalent or by such other consideration as may be approved by the Board from time to time, including, in the Board’s discretion, by means of a “cashless” exercise, in which the optionee surrenders shares of Common Stock having a value equal to the sum of the aggregate exercise price of the option being exercised plus any taxes we may be required to withhold upon such exercise.

Options generally terminate three months after termination of an optionee’s service. If the optionee’s service terminates due to death or disability, the option, to the extent unexercised and exercisable on the date on which the optionee’s service terminated, may be exercised by the optionee, or the optionee’s executor, estate, legal representative or guardian, at any time within 12 months after the optionee’s service terminated. If the optionee is a member of our Board of Directors and the optionee’s service terminates because of his or her retirement as a director, and provided that such director at that time in good standing as determined by the Board, the option, to the extent unexercised and exercisable on the date on which the director’s service terminated, may be exercised by the director, or the director’s guardian or legal representative). In no event, however, may any option be exercised after its expiration date.

The ability to exercise options may be accelerated in the sole discretion of the Board, subject to compliance with the provisions of the 2004 Plan.

Transferability

During the lifetime of an optionee, an option may only be exercised by the optionee or by the optionee’s guardian or legal representative. Options are not assignable or transferable by the optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, non-qualified stock options may be assignable or transferable, to the extent permitted by the Board, in its sole discretion, and as set forth in the agreement evidencing such option.

Adjustments and Recapitalization

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of our Company, the 2004 Plan provides that appropriate adjustments will be made in the number and class of shares subject to the 2004 Plan and to any outstanding options, as well as to the exercise price per share of any outstanding options.

Change in Control Provisions

In the event of a change in control of our Company, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, may, without the consent of any optionee, either assume our Company’s rights and obligations under outstanding options or substitute for such outstanding options substantially equivalent options for, or in relation to, the acquiring entity’s capital stock.

Tax Withholding

Upon the exercise of an option, we have the right, but not the obligation, to deduct from the shares of Common Stock issuable, or to accept from the optionee the tender of, a number of whole shares of Common Stock having a fair market value, as determined by us, equal to all or any part of the federal, state, local and foreign taxes, if any, we are required by law to withhold with respect to such option, or the Common Stock acquired upon the exercise thereof. Alternatively or in addition, in our discretion, we have the right to require the participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations arising in connection with the option, or the shares acquired upon the exercise thereof.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and our Company with respect to participation in the 2004 Plan. This summary is not a complete description of such consequences. Moreover, it does not describe all federal tax consequences under the 2004 Plan, nor does it discuss state, local or foreign tax consequences.

Non-qualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. Upon exercise, the optionee will recognize ordinary income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Assuming we comply with Section 162(m) of the Code, we will be entitled to an income tax deduction in the tax year in which the optionee recognizes the ordinary income. When the optionee disposes of shares granted as a non-qualified stock option, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Vote Required

The affirmative vote of a majority of the votes properly cast by the holders of Common Stock is required to approve the Amendment.  Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Amendment to the Implant Sciences 2004 Stock Option Plan.

PROPOSAL NO. 5:  APPROVAL OF THE COMPANY’S

AMENDED AND RESTATED 2014 STOCK OPTION PLAN

General

The Company is asking its stockholders to approve the Implant Sciences’ Amended and Restated 2014 Stock Option Plan (“2014 Plan”). The purpose of the 2014 Plan is to aid the Company in recruiting and retaining employees, officers, directors and consultants and to provide them with incentives that are aligned with the interests of the Company’s stockholders through equity grants that increase in value when the price of the Common Stock increases. The 2014 Plan provides for the grant of awards to the Company’s employees, officers, directors and consultants.

On July 2, 2014, the Board of Directors adopted the 2014 Plan. The 2014 Plan was adopted at the time the 2004 Plan terminated pursuant to its terms, which was in May 2014.  If the 2014 Plan is approved by stockholders, the plan will be effective as of July 2, 2014. Any equity awards granted by the Company after July 2, 2014 will be made under the 2014 Plan until it is terminated. The 2014 Plan will terminate on July 2, 2024, but awards granted prior to such date may vest and be exercisable beyond that date.

On July 2, 2014, the Board of Directors approved the following grants of options under the Plan:

Name of Recipient	Title	Number of Shares Covered by Option
Glenn D. Bolduc	President and Chief Executive Officer	300,000
William J. McGann	Chief Operating Officer	300,000
Roger P. Deschenes	Chief Financial Officer	300,000
Darryl Jones	Vice President, Sales and Marketing	300,000
John J. Hassett	Director	100,000
John Keating	Director	300,000
Robert Liscouski	Director	300,000
Howard Safir	Director	300,000
Michael C. Turmelle	Director	300,000

Each of these options has an exercise price of $1.10 per share. Options granted to Messrs. Bolduc, McGann, Deschenes and Jones are intended to be treated as incentive stock options pursuant to Section 422 of the Code. Options granted to Messrs. Turmelle, Safir, Liscouski Keating are intended to be non-qualified options under the Code. One-third of each options will vest upon the last to occur of (i) the addition of the Company’s QS-B220 product to the Transportation Security Administration’s Qualified Product List for passenger checkpoint screening, (ii) the execution of an indefinite delivery/indefinite quantity contract with the Transportation Security Administration, and (iii) receipt of orders under that contract totaling not less than $20 million. The remainder of each option will vest in two equal installments on the first and second anniversaries of the initial vesting date. The options are subject to acceleration of vesting upon a “Change in Control,” as that term is defined in the Plan. The criteria established for the initial vesting of one-third of each option for the July 2, 2014 option grant was achieved on March 5, 2015. As such; the initial one-third of each option vested on that date.

Why You Should Vote for the 2014 Plan

Approval of the 2014 Plan is critical to our ongoing effort to create stockholder value. Equity-based incentives are an integral part of our compensation program. We grant stock options to substantially all of our employees. Our emphasis on long-term incentive compensation through the granting of stock options is designed to align our employees’ interests with those of our stockholders, retain key employees through the term of the awards, and motivate our employees to strive for outstanding performance. We rely on stock options as an essential part of the compensation packages necessary for our Company to attract and retain experienced officers and employees. In addition, we believe that equity awards are an effective compensation vehicle because they offer significant potential value with a smaller impact on current income and cash flow. If our stockholders do not approve the 2014 Plan, all options granted under the 2014 Plan to the directors and officers listed above will be cancelled.  In addition, if these options are cancelled, we believe that the Board of Directors will find another way to retain and motivate the key employees currently employed by the Company who had previously been granted shares under the 2014 Plan.  Therefore, we are asking our stockholders for approve the 2014 Plan.

Description of the 2014 Plan

A description of the principal features of the 2014 Plan is set forth below. The summary is qualified in its entirety by the detailed provisions of the 2014 Plan, a copy of which is attached to this Proxy Statement as Appendix C.

Purpose

The purpose of the 2014 Plan is to advance the interests of our Company and its stockholders by encouraging and facilitating the ownership of our stock by persons performing services for our Company in order to enhance our ability to attract, retain and reward such persons and motivate them to contribute to our growth and profitability.

Types of Awards

The Plan provides for the following types of awards: (i) incentive stock options and (ii) non-qualified stock options (collectively, “Awards”).

Administration

The 2014 Plan will be administered by the Company’s Board of Directors (the “Board”). The Board may delegate any and all of its powers to administer the 2014 Plan to the Compensation Committee or to another committee of the Board. References in this description to the Board include any such appointed committee. The Board has the sole authority to construe and interpret the 2014 Plan and to make rules and regulations relating to implementation of the 2014 Plan, to select participants, to establish the terms and conditions of grants of options and to grant options, with broad authority to delegate responsibilities, except with respect to selection for participation of, and granting of options to, persons subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Members of the Board are eligible to receive options under the 2014 Plan.

Common Stock Subject to 2014 Plan

A total of 15,000,000 shares of Common Stock will be available for issuance under the 2014 Plan. Such maximum number of Common Stock available are subject to appropriate equitable adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company affecting the Common Stock. The exercise price and any other limits or terms of an outstanding option will also be appropriately adjusted.

For the purpose of computing the total number of shares of Common Stock available for Options under the 2014 Plan, subject to adjustment as described in the preceding paragraph, the shares of Common Stock that may be issued under the 2014 Plan will consist of authorized but unissued or reacquired shares of Common Stock, treasury shares or any combination thereof. If an outstanding option for any reason expires or is terminated or canceled or if shares of Common Stock are acquired upon the exercise or award of an option, the shares of Common Stock allocable to the unexercised portion of such option or such repurchased shares of Common Stock will again be available for issuance under the 2014 Plan.

Eligibility and Limitations on Grants

Awards under the 2014 Plan may be granted under the 2014 Plan to all employees, officers, directors and consultants of the Company and its subsidiaries selected by the Board. Selection of the recipients of, and the nature and size of, awards granted under the 2014 Plan will be solely within the discretion of the Board.

Terms of Options

Incentive Stock Options

The shares of Common Stock in respect of which incentive stock options granted under the 2014 Plan and all other option plans of the Company are first exercisable by any participant during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000 or such other limit as may be imposed by the Code. Incentive stock options will be exercisable for such period as determined by the Board, but not exceeding ten years from the date of grant. However, an incentive stock option granted to an employee who owns shares of Common Stock possessing more than 10% of the voting power of the Company (a “10% Owner”) will not be exercisable more than five years after the grant date.

Non-Qualified Stock Options

Non-qualified stock options may be granted for such number of shares of Common Stock and will be exercisable for such period or periods as the Board determines, but not exceeding ten years from the date of grant.

Option Exercise Prices

The exercise price of each incentive stock option granted to an employee will be specified by the Board in the Option agreement and must be at least 100% of the fair market value of the underlying shares of Common Stock on the grant date. However, an incentive stock option granted to a 10% Owner must have an exercise price of at least 110% of the fair market value of the underlying shares of Common Stock on the grant date. The exercise price of non-qualified stock options may be less than the fair market value of the underlying shares of Common Stock on the date of grant and will be fixed by the Board. However, the Board does not currently intend to issue any options with exercise prices less than the fair market value of the underlying shares of Common Stock on the date of grant. For purposes of the 2014 Plan, the fair market value of a share of Common Stock on a particular date will be the closing price of the Common Stock on the American Stock Exchange or the exchange on which the Common Stock is listed, and if no trading occurs on such date, or the stock is traded on NASDAQ then the fair market value will mean the highest and lowest prices on the nearest trading day before such date. On May 6, 2015, the closing price of the Common Stock on the over-the-counter market was $0.75.

Exercise of Options

The exercise date of an option granted under the 2014 Plan will be fixed by the Board, but may not be later than ten years from the date of the grant. Options may be exercised in such installment as are fixed by the Board.

Options issued under the 2014 Plan will not be transferable other than by will or the laws of descent and distribution, although they may be exercised during the grantee’s lifetime by his/her legal representative if he/she becomes incapacitated. All options must be exercised within three months after termination of the grantee’s affiliation with the Company, except that non-qualified stock options may remain outstanding: (i) for their entire term (A) following termination due to death or (B) with respect to options held by a director who retires in good standing, and (ii) for a period of one year following termination due to permanent disability.

Options may be exercised only upon the payment in full of the applicable exercise price in cash, or, if approved by the Board, by surrendering outstanding options or shares of Common Stock awarded. The Company will make appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of each option. If the participant has not remitted to the Company the amount required to satisfy those tax withholding requirements, the Company may withhold from the value of the option any amount necessary to comply with those requirements. The Board may elect, in its sole discretion, to permit a participant to pay applicable taxes in cash, in shares of Common Stock otherwise issuable under the 2014 Plan withheld by the Company, or by a combination thereof.

Transferability

No option may be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom the Option was granted, may be exercised only by the participant or the participant’s guardian or legal representative. Notwithstanding the foregoing, a non-qualified stock option may be assigned or transferred to the extent permitted by the Board, in its sole discretion, and as set forth in the option agreement evidencing an option.

Term, Amendment and Termination of the 2014 Plan

The 2014 Plan will terminate ten years from its effective date. The Board may amend, terminate or suspend the 2014 Plan at any time. No amendment may adversely affect any outstanding option granted under the 2014 Plan without the consent of the affected participant

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences to the Company and participants in the 2014 Plan based on the current provisions of the Code and the existing regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state or local tax laws or regulations.

Incentive Stock Options

A participant does not realize income on the grant of an incentive stock option. If a participant exercises an incentive stock option in accordance with the terms of the incentive stock option and does not dispose of the Common Stock acquired within two years from the grant date or within one year from the exercise date, the participant will not realize any ordinary taxable income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The participant’s basis in the shares of Common Stock acquired upon exercise will be the amount paid upon exercise. Provided the participant holds the shares of Common Stock as a capital asset at the time of sale or other disposition of the shares of Common Stock, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares of Common Stock and the participant’s basis in the shares of Common Stock. If a participant disposes of the shares of Common Stock within two years from the date of grant of the incentive stock option or within one year from the date of exercise (an “Early Disposition”), the participant will realize ordinary income at the time of disposition which will equal the excess, if any, of (1) the lesser of (a) the amount realized on the disposition or (b) the fair market value of the Common Stock on the date of exercise, over (2) the participant’s basis in the Common Stock. Also in this case, the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. If the participant holds the Common Stock as a capital asset at the time of disposition, the excess, if any, of the amount realized on disposition of the Common Stock over the fair market value of the Common Stock on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the Common Stock.

If a participant disposes of shares of Common Stock for less than the participant’s basis in the shares of Common Stock, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period of the Common Stock, provided the participant holds the Common Stock as a capital asset at the time of disposition.

Unless the participant makes an Early Disposition of such Common Stock, the excess of the fair market value of the Common Stock at the time the incentive stock option is exercised over the exercise price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and may result in the imposition of the “alternative minimum tax” under Section 55 of the Code.

Non-Qualified Stock Options

A participant does not recognize taxable income on the date of grant of the non-qualified stock option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the non-qualified stock option in the amount of the difference between the fair market value of the shares of Common Stock on the date of exercise and the exercise price. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income.

Common Stock acquired upon exercise of a non-qualified stock option will have a tax basis equal to its fair market value on the exercise date, and the holding period for the Common Stock generally will begin on the date of exercise. Upon subsequent disposition of the Common Stock, the participant will recognize a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the Common Stock for one year or less. Any such disposition will not result in additional tax consequences to the Company.

Other Matters

The 2014 Plan is intended to comply with Sections 162(m) and 409A of the Code with respect to options granted to employees under the 2014 Plan. The Company intends to seek stockholder approval of the 2014 Plan to comply with the applicable requirements of the rules and regulations promulgated by the Securities and Exchange Commission and the applicable requirements of the Code in respect of incentive stock options as well as in a good faith effort to qualify compensation received as a result of options granted under the 2014 Plan as “performance-based” for purposes of Section 162(m).

Vote Required

The affirmative vote of a majority of the votes properly cast by the holders of Common Stock is required to approve the Amendment.  Abstentions will not affect the outcome of the vote on the proposal.  The approval of Proposal No. 4, the increase in the number of authorized shares under the 2004 Plan, will have no effect on this Proposal.  At this time, there is a sufficient number of shares under our Restated Articles of Organization to reserve the number of shares issuable under the 2014 Plan.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the 2014 Plan.

PROPOSAL NO. 6:  ANNUAL ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with SEC rules, Implant Sciences is asking stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for the fiscal year ended June 30, 2014, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narratives.”

The Compensation Committee’s determination of the 2014 compensation paid to the named executive officers (“NEOs”) is described in the “Executive Compensation” section of this Proxy Statement beginning on page 35. Stockholders are encouraged to read this section before deciding how to vote on this proposal.

 Vote Required

The affirmative vote of a majority of the votes properly cast by the holders of Common Stock on the matter is required to approve this proposal.  However, the vote on executive compensation is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee. The Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the resolution.

PROPOSAL NO. 7: ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation in Proposal 6 above, in accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to vote, on an advisory basis, on whether future executive compensation advisory votes should be held every year, every two years, or every three years.

After careful consideration, the Board of Directors is recommending a vote in favor of holding an advisory vote on executive compensation every three years. In reaching this recommendation, the Board has considered the relevant legislative and regulatory requirements, the Company’s compensation programs and governance policies, and evolving industry practices.

The Board has determined that holding a vote every three years with the flexibility to hold a vote more frequently if appropriate is the best approach for the Company for the following reasons:

•

A periodic vote is consistent with the Company’s practice in making changes to its executive compensation program. Typically, the Company has not made significant changes to its executive compensation program on an annual basis, but has done so less frequently and expects to do the same in the future.

•

It is also consistent with the long-term focus of the Company’s compensation objectives and programs, as discussed in this Proxy Statement, including the multi-year employment agreements with executives.

•

A longer cycle also reinforces a longer-term perspective with respect to executive compensation, providing the Compensation Committee with time to evaluate the results of the most recent advisory vote on executive compensation, as well as to develop and implement changes to the Company’s compensation programs and policies that may be appropriate, and then providing both the Compensation Committee and stockholders with the opportunity to assess the impact of those changes before the next advisory vote.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. In considering this vote, stockholders may wish to review the information presented in connection with the advisory vote on executive compensation (Proposal 6) above.

Vote Required

The vote on this proposal is not intended to approve or disapprove the recommendation of the Board of Directors. If one of the frequency options (one year, two years or three years) receives the vote’s highest number of the votes properly cast by the holders of Common Stock, it will be the frequency preferred by the stockholders. Because this vote is advisory and not binding on the Company or the Board of Directors, the Board will consider the vote, but may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option determined to be the frequency preferred by the stockholders.

Recommendation of the Board

The Board of Directors recommends a vote for the option of every THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of June 30, 2014 about the Company’s outstanding equity compensation awards and shares of Common Stock reserved for future issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	2,474,338	$0.50	-
Equity compensation plans not approved by stockholders (2)	15,945,978	$1.33	-
	18,420,316	$1.22	-

(1)

This total includes shares to be issued upon exercise of outstanding options under the equity compensation plans that have been approved by our stockholders (i.e., our 2000 Incentive and Non-Qualified Stock Option Plan and our 2004 Stock Option Plan). Our 2004 Stock Option Plan has been approved by our stockholders, however a September 2012 amendment to the plan increasing the number of shares issuable under the plan from 4,000,000 shares to 20,000,000 shares, has not been approved by our stockholders.

(2)

Our 2000 Incentive and Non-Qualified Stock Option Plan expired in October 2010 and our 2004 Stock Option Plan expired in May 2014. In July 2014, we adopted our 2014 Stock Option Plan and reserved 15,000,000 shares of common stock for issuance thereunder.  The 2014 Stock Option Plan has not been approved by our stockholders.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors met three times and held four meetings by telephone conference call during the fiscal year ended June 30, 2014.  In addition, on one occasion the Directors adopted certain resolutions by unanimous written consent in lieu of a meeting. With the exception of Mr. Safir, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served during fiscal 2014.

Committees of the Board

The Board of Directors has four standing committees; Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Risk Management Committee.  The Committees of the Board are primarily responsible for considering and overseeing risks within their particular areas of concern. The membership of each committee, as of September 30, 2014, is indicated in the table below:

Director	Audit	Compensation	Nominating / Corporate Governance	Risk Management
John J. Hassett	X	X	X
John A. Keating		X	X	X
Robert P. Liscouski			X	Chairman
Howard Safir	X		X
Michael C. Turmelle	Chairman	X

Director Independence

The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 under the Securities Exchange Act.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, each of the Company’s non-management directors and nominees, other than Mr. Liscouski, qualifies as “independent.”

Audit Committee and Audit Committee Financial Expert

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Board of Directors has determined that Mr. Hassett and Mr. Turmelle, who serves as the Chairman of the Audit Committee, are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The primary functions of the Audit Committee are to represent and assist the Board of Directors with the oversight of:

•

appointing, approving the compensation of, and assessing the independence of our independent auditors;

•

overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•

reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•

coordinating the Board of Director’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct and ethics;

•

establishing procedures for the receipt and retention of accounting related complaints and concerns;

•

meeting independently with our independent auditors and management; and

•

preparing the audit committee report required by SEC rules.

In this context, the Audit Committee has met and held discussions with management and the Company's independent registered public accounting firm. During the fiscal year ended June 30, 2014, the Audit Committee held four meetings telephonically.

Compensation Committee

The Compensation Committee is responsible for implementing our compensation philosophies and objectives, establishing remuneration levels for our executive officers and implementing our incentive programs, including our equity compensation plans. During the fiscal year ended June 30, 2014, the Compensation Committee met two times. The responsibilities of the Compensation Committee are set forth in its written charter, which is posted on our website at www.implantsciences.com.

Compensation is paid to our executive officers in both fixed and discretionary amounts which are established by the Board of Directors based on existing contractual agreements and the determinations of the Compensation Committee after recommendations by our Chief Executive Officer (other than with respect to himself).  Pursuant to its charter, the responsibilities of the Compensation Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of our senior executive officers; (ii) review and analyze the appropriateness and adequacy of our annual, periodic or long-term incentive compensation programs and other benefit plans and administer those compensation programs and benefit plans; and (iii) review and recommend compensation for directors, consultants and advisors.  Except for the delegation of authority to the Chief Executive Officer to grant certain de minimus equity compensation awards to our non-executive employees, the Compensation Committee has not delegated any of its responsibilities to any other person.

In February 2013, the Committee, acting on behalf of the Board of Directors, retained CFS Consulting, Inc., to analyze the Company’s then-current base salary levels for its officers, establish typical market annual cash incentive award values, and provide recommendations regarding base salary ranges and annual bonus values. CFS Consulting also performed a market review of total compensation for non-management directors. Consistent with CFS Consulting’s recommendations, in June 2013, the Board of Directors approved an amended and restated employment agreement for Mr. Bolduc and, in August 2013, the Board of Directors approved bonuses for the Company’s officers with respect to fiscal 2013, the payment of which was contingent upon the achievement of certain performance milestones, base salary adjustments with respect to the Company’s officers with respect to fiscal 2014, and additional option grants to the Company’s officers. We did not achieve these milestones and no bonus was payable to the Company’s officers.

Nominating/Corporate Governance Committee

The Board has not yet appointed a chairman of the Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee leads the Board’s effort at ensuring we have qualified directors by: (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board a group of director nominees for each annual meeting of stockholders; (ii) recommending nominees to fill any vacancies which may occur during the year; (iii) considering candidates for nominees as directors of the Company who are recommended by stockholders entitled to do so under our Amended and Restated By-Laws; and (iv) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board have qualified and experienced directors, at least two of whom must be “independent.” The Board has adopted a written charter for the Nominating/Corporate Governance Committee, which is posted on our website at www.implantsciences.com.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/Corporate Governance Committee initiates a search process and keeps the Board apprised of its progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/Corporate Governance Committee will consider candidates for Board membership properly recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board are reviewed and evaluated by the Nominating/Corporate Governance Committee. The evaluation process for candidates recommended by stockholders is the same as the process used to evaluate candidates recommended by any other source. During the fiscal year ended June 30, 2014, the Nominating/Corporate Governance Committee did not meet.

When identifying, evaluating and considering potential candidates for membership on our Board, including those who might be recommended or nominated by shareholders, the Nominating/Corporate Governance Committee considers among other factors, relevant business and financial experience, integrity and willingness to devote the necessary time and energy. Although the Company's corporate governance guidelines do not prescribe specific diversity standards, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Our Board seeks independent directors with a broad diversity of experience, professions, skills, geographic representation and backgrounds that will enhance the quality of the Board’s deliberations and decisions.

Risk Oversight; Risk Management Committee

The Board of Directors is responsible for oversight of our risk management process. Mr. Liscouski serves as the Chairman, focusing on risk management issues. Our senior management is responsible for risk management on a day-to-day basis, including identifying risks, managing risks, and reporting and communicating risks to the Board of Directors. The Board of Directors, including the Risk Management Committee, reviews various areas of significant risk to the Company, and advises management on policies, strategic initiatives, annual reports on internal controls and other actions. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, business operations and employee compensation risks and risks related to acquisitions and dispositions. During the fiscal year ended June 30, 2014, the Risk Management Committee did not meet.

Board Leadership Structure

In May 2009, the Board determined that the current Board leadership structure is appropriate for Implant Sciences at this time. In reaching its determination, the Board considered a number of factors, including: the effectiveness of the Board’s leadership structure during 2014, and the Company’s continued strong operating and financial performance.

The Board believes that having Dr. McGann serve as both Chairman and CEO has resulted in clear decision-making processes, leadership and accountability as the Company executes its strategy. The Board also believes that having Dr. McGann serve as Chairman and CEO has continued to facilitate the flow of information to, and discussion among, members of the Board regarding the Company’s businesses.

Code of Ethics

We have adopted a code of ethics that applies to our chief executive officer, chief operating officer and chief financial officer.  The code of ethics is posted on our website at www.implantsciences.com.We intend to include on our website any amendments to, or waivers from, any provision of our code of ethics that applies to our chief executive officer, chief operating officer and chief financial officer that relates to any element of the code of ethics definition enumerated in Item 406 of Regulation S-K.

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with related parties, including, but not limited to, members of the Board of Directors, are reviewed and approved by all members of the Board of Directors.  In the event a transaction with a member of the Board is contemplated, the Director having a beneficial interest in the transaction is not permitted to participate in the decision-making and approval process.  The policies and procedures surrounding the review, approval or ratification of related party transactions are not in writing, nevertheless, such reviews, approvals and ratifications of related party transactions are documented in the minutes of the meetings of the Board of Directors and any such transactions are committed to writing between the related party and the Company in an executed engagement agreement.

Robert Liscouski, a member of our Board of Directors, had served as a partner at Secure Strategy Group, a homeland security-focused banking and strategic advisory firm that has been retained by us to assist with our efforts to acquire additional capital.  During the years ended June 30, 2014 and 2013, this advisory firm was paid $0 and $66,000, respectively. We terminated our relationship with Secure Strategy Group on March 31, 2013. On March 5, 2014, we executed a settlement agreement and release with Secure Strategy Group and recognized a non-cash benefit of $118,000 in our consolidated statement of operations and comprehensive income and, as of June 30, 2014, our obligation to Secure Strategy Group was $0.

In April 2011, we entered into an advisory and consulting agreement with Mr. Liscouski to assist our U.S. government sales and marketing team with our efforts to advance our interests with the U.S. government.  During the years ended June 30, 2014 and 2013, Mr. Liscouski was paid $180,000 and $180,000, respectively. As of June 30, 2014, we had no obligation to Mr. Liscouski.

Mr. Liscouski also serves as a senior partner at Edge360, a leading security technology and situational awareness solutions provider to the homeland security marketplace that has been retained by us.  During the fiscal years ended June 30, 2014 and 2013, this advisory firm was paid $4,000 and $27,000, respectively.  On August 31, 2013, we terminated our relationship with Edge360 and, as of June 30, 2014, we had no obligation to Edge360.

On June 4, 2009, Michael Turmelle, a member of our Board of Directors loaned $100,000 to us. See Note 12 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended June 30, 2014.

On December 31, 2013 and June 2, 2014, Roger Deschenes, our Chief Financial Officer, advanced $60,000 and $100,000, respectively, for working capital purposes.  The advances were payable on demand and bore interest at 0% and 15%, respectively.  During fiscal year 2014, these advances and $200 of interest were repaid. On August 15, 2014, August 29, 2014, September 18, 2014 and October 2, 2014, Mr. Deschenes advanced $100,000, $125,000, $125,000 and $100,000, respectively, for working capital purposes, of which $225,000 of principal and $1,135 of interest has been repaid to Mr. Deschenes as of December 31, 2014. The advances are payable on demand and bear interest at 15%. On January 23, 2015 and January 26, 2015, we remitted $175,000 and $61,000, respectively, to Mr. Deschenes in payment of the principal and $11,000 of accrued interest owed to Mr. Deschenes. As of March 31, 2015 our obligation to Mr. Deschenes was $0.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions.

Stockholder Communications with the Board

Pursuant to procedures set forth in our by-laws, our Nominating/Corporate Governance Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders.  To be timely, the notice must be received within the time frame identified in our by-laws, discussed below.  To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee.  These requirements are detailed in our amended and restated by-laws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2007.  A copy of our by-laws will be provided upon written request.

Our by-laws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director.

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Chief Executive Officer, Implant Sciences Corporation, 500 Research Drive, Unit 3, Wilmington, MA 01887.

DIRECTOR COMPENSATION

The following table sets forth the annual compensation of our non-employee directors for the fiscal year ended June 30, 2014, which consists of annual cash retainers, board and committee meeting fees and equity awards in the form of options pursuant to the 2004 Stock Option Plan.  Employee directors do not receive any separate compensation for their service on the Board.

Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
John J. Hassett	$12,500	$103,313	$-	$115,813
John A. Keating	35,000	5,236	-	40,236
Robert P. Liscouski	36,500	5,236	180,000	221,736
Howard Safir	36,250	5,236	-	41,486
Michael C. Turmelle	39,500	5,236	-	44,736

(1)

The amount reported in this column for the non-employee director represents the dollar amount recognized for financial statement reporting purposes in fiscal 2014, with respect to options granted to non-employee directors, determined in accordance with Statement of Accounting Standards Codification 718-10-25 Compensation – Stock Compensation. See Note 2 of Notes to Consolidated Financial Statements set forth in this Annual Report on Form 10-K for the assumptions used in determining the value of such awards.

(2)

Mr. Liscouski received $180,000 of other compensation for consulting services provided to us, including attendance at meetings with agencies of the U.S. government. In addition, as described under Item 13 below, Mr. Liscouski had served as a partner at Secure Strategy Group, and serves as a senior partner at Edge360, firms that had been retained by us.  Mr. Liscouski received compensation from Secure Strategy Group and/or Edge360 in fiscal 2014 for services those firms provided to us.

Grants of Plan-Based Awards to Non-Employee Directors

The following table sets forth the individual grants of plan-based awards to our non-employee directors in fiscal year ended June 30, 2014.

Fiscal 2014 Grants of Plan-Based Awards
								All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officers	Grant Date (1), (2)	Threshold	Target	Maximum	Threshold	Target	Maximum
John J. Hassett (3)	3/31/2014	$-	$-	$-	$-	$-	$-	300,000	$1.00	$261,000
John A. Keating	8/13/2013	$-	$-	$-	$-	$-	$-	25,000	$1.14	$19,750
	3/6/2014	$-	$-	$-	$-	$-	$-	25,000	$0.79	$17,250
Robert P. Liscouski	8/13/2013	$-	$-	$-	$-	$-	$-	25,000	$1.14	$19,750
	3/6/2014	$-	$-	$-	$-	$-	$-	25,000	$0.79	$17,250
Howard Safir	8/13/2013	$-	$-	$-	$-	$-	$-	25,000	$1.14	$19,750
	3/6/2014	$-	$-	$-	$-	$-	$-	25,000	$0.79	$17,250
Michael C. Turmelle	8/13/2013	$-	$-	$-	$-	$-	$-	25,000	$1.14	$19,750
	3/6/2014	$-	$-	$-	$-	$-	$-	25,000	$0.79	$17,250

(1)

Options granted on August 13, 2013 were exercisable in three equal annual installments commencing on August 13, 2014, subject to the Company’s achievement of certain performance milestones on or before February 1, 2014. The Company did not achieve the milestones and, therefore, the options expired on February 1, 2014.

(2)

Options granted on March 6, 2014 vest and become exercisable in full upon the later of (i) the addition of the Company’s QS-B220 Product to the Transportation Security Administration (“TSA”) Qualified Product List for passenger checkpoint screening and (ii) the receipt of an initial order for such products under an indefinite delivery/indefinite quantity contract with the TSA. As of October 22, 2014, none of these options has vested.

(3)

Exercisable with respect to 100,000 shares on March 31, 2014 and two equal annual installments on the first and second anniversary.

Additional Information to Understand the Director Compensation Table

Fees paid to our non-employee directors in connection with their service as directors are as follows: $30,000 annual retainer to each director; $1,000 for each Board of Directors meeting attended; $750 for each committee meeting attended; and $500 for each Board of Directors meeting or committee meeting in which the director participates by telephone conference call.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information related to securities authorized for issuance under equity compensation plans as of the end of fiscal 2014 is included in Item 5 of Part II of our Annual Report on Form 10-K for the year ended June 30, 2014.

The following table sets forth the beneficial ownership of shares of our Common Stock, as of April 30, 2015, of (i) each person known by us to beneficially own 5% or more of such shares; (ii) each of our directors and executive officers named in the Summary Compensation Table; and (iii) all of our current executive officers, directors, and significant employees as a group.  Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power. The percentage of outstanding shares in the following table assumes that the number of shares previously authorized by the Board under each of the 2004 Plan and the 2014 Plan have been approved by stockholders.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  Under this rule, certain shares may be deemed to be beneficially owned by more than one person, if, for example, persons share the power to vote or the power to dispose of the shares.  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of April 30, 2015.  In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person, and only such person, by reason of such acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Executive Officers and Directors
Brenda L. Baron (3)	958,449	1.3%
Glenn D. Bolduc (4)	6,272,490	7.8%
Roger P. Deschenes (5)	1,408,498	1.9%
John J. Hassett (6)	233,333	*
Dr. Darryl K. Jones (7)	1,408,498	1.9%
Dr. William J. McGann (8)	1,873,972	2.5%
Todd A. Silvestri (9)	880,949	1.2%
John A. Keating (10)	628,399	*
Robert P. Liscouski (11)	1,191,798	1.6%
Howard Safir (12)	628,399	*
Michael C. Turmelle (13)	1,800,949	2.4%

All Executive Officers and Directors as a group (11 persons) (14)	17,285,734	19.3%

*Less than 1%.

(1) Unless otherwise indicated, the business address of the stockholders named in the table above is Implant Sciences Corporation, 500 Research Drive, Unit 3, Wilmington, MA 01887.

(2)

Based on 74,503,120 outstanding shares as of April 30, 2015.

(3)

Includes 958,449 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(4)

Resigned January 16, 2015.  Includes 5,617,490 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(5)

Includes 1,208,498 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(6)

Includes 233,333 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(7)

Includes 1,408,498 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(8)

Includes 1,873,972 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(9) Includes 880,949 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(10) Includes 428,399 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(11) Includes 1,131,798 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(12) Includes 428,399 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon the exercise of stock options.

(13) Includes 875,949 shares of Common Stock, which may be purchased within 60 days of April 30, 2015 upon    the exercise of stock options.

(14) See footnotes (3) through (13).

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibilities in a number of areas. These responsibilities are described in the Audit Committee’s written charter, which is posted on the Company’s website at www.implantsciences.com.

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with the independent registered public accounting firm the auditor's independence from the Company and management. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, regarding the independent public accounting firm’s communications with the Audit Committee concerning independence.

In reliance on the reviews and discussions referred to above, the Audit Committee approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2014.

Members of the Audit and Finance Committee

Michael C. Turmell (Chairman)

John J. Hassett

Howard Safir

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has the authority to approve all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm.  Generally, the Company may not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee (or a properly delegated subcommittee thereof).  All Audit-related fees, Tax fees and All other fees were approved by the Audit Committee.

SERVICES PROVIDED BY THE INDEPENDENT REGISTERED ACCOUNTANTS

The following is a summary of the fees billed to us by Marcum for professional services rendered for the fiscal years ended June 30, 2014 and 2013 and fees billed to us by Romito, Tomasetti & Associates, P.C. for tax compliance services. The Audit Committee considered and discussed with Marcum the provision of non-audit services to us and the compatibility of providing such services with maintaining their independence as our auditors.

	Years Ended June 30,
	2014	2013
Fee Category
Audit fees – Marcum LLP	$160,000	$160,000
Audit-related fees	-	-
Tax fees – Romito, Tomasetti and Associates, P.C.	15,000	15,000
All other fees	-	-
Total	$175,000	$175,000

Audit Fees.  Consist of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports and other professional services provided in connection with regulatory filings.

Audit-Related Fees.  Consist of fees billed for assurance and related services that related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees”.

Tax Fees.  Consist of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and acquisitions.

All Other Fees.  Consist of fees billed for professional services other than those fees described above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning compensation earned in our last two fiscal years, ended June 30, 2014 and 2013, by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the fiscal years ended June 30, 2014 and 2013 (together, the “Named Executive Officers”):

Named Executive Officers	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Glenn D. Bolduc (4)	2014	$400,000	$-	$603,398	$127,211	$1,130,609
Chairman, President and	2013	$400,000	$-	$5,823,552	$34,366	$6,257,918
Chief Executive Officer

Dr. William J. McGann	2014	$270,000	$-	$604,300	$1,105	$875,405
Chief Operating Officer	2013	$250,000	$-	$1,069,281	$1,502	$1,320,783

Dr. Darryl K. Jones	2014	$245,000	$-	$504,637	$991	$750,628
Vice President, Sales, Marketing	2013	$235,000	$-	$897,741	$1,465	$1,134,205
and Technical Services

Roger P. Deschenes	2014	$230,000	$-	$124,771	$914	$355,685
Vice President, Finance and	2013	$220,000	$-	$1,132,610	$1,428	$1,354,037
Chief Financial Officer

Todd A. Silvestri	2014	$200,000	$-	$89,398	$265	$289,663
Vice President, Advanced	2013	$190,000	$-	$782,131	$1,353	$973,484
Technology and Product
Development

(1)

As of October 22, 2014, no bonus compensation has been awarded to the Named Executive Officers with respect to fiscal 2014. In August 2013, the Board of Directors approved contingent bonuses for the Named Executive Officers in the amounts set forth below:

Named Executive Officer	Contingent 2013 Bonus
Glenn D. Bolduc	$50,000
Dr. William J. McGann	$31,250
Dr. Darryl K. Jones	$29,375
Roger P. Deschenes	$27,500
Todd A. Silvestri	$23,750

The payment of these bonuses was contingent on the Company’s receipt of certain governmental approvals for its QS-B220 benchtop explosives and narcotics detector by December 31, 2013 and the execution of a procurement contract with a specific agency of the United States government on or before February 1, 2014. The Board of Directors determined that the Company did not achieve the milestones and, therefore, no bonuses were payable to the Company’s officers with respect to fiscal 2013.

 (2)

The amount reported in this column for the Named Executive Officer represents the dollar amount recognized for financial statement reporting purposes in fiscal 2014 and 2013, with respect to options granted to the Named Executive Officers, determined in accordance with Accounting Standards Codification 718-11-25 Compensation – Stock Compensation.  See Note 2 of Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the assumptions used in determining the value of such awards.

(3)

Included in “all other compensation” for Mr. Bolduc with respect to fiscal 2014 is $100,000 of accrued vacation pay that was utilized on March 4, 2014 to exercise an incentive stock option and pay the required withholding taxes resulting from exercise of the stock option. All other compensation also includes, but is not limited to, vehicle allowances, legal fees, key man life insurance premiums and premiums paid by us for disability and group term life insurance for the chief executive officer and all named executive officers, are set forth in the following table:

Named Executive Officers	Accrued Vacation	Disability and Group Term Life Insurance Premiums	Vehicle Allowance	Legal Fees	Key Man Life Insurance	Total
Fiscal Year 2014
Glenn D. Bolduc	$100,000	$1,346	$18,000	$-	$7,865	$127,211
Dr. William J. McGann	$-	$1,105	$-	$-	$-	$1,105
Dr. Darryl K. Jones	$-	$991	$-	$-	$-	$991
Roger P. Deschenes	$-	$914	$-	$-	$-	$914
Todd A. Silvestri	$-	$265	$-	$-	$-	$265

Fiscal Year 2013
Glenn D. Bolduc	$-	$1,428	$16,200	$8,873	$7,865	$34,366
Dr. William J. McGann	$-	$1,502	$-	$-	$-	$1,502
Dr. Darryl K. Jones	$-	$1,465	$-	$-	$-	$1,465
Roger P. Deschenes	$-	$1,428	$-	$-	$-	$1,428
Todd A. Silvestri	$-	$1,353	$-	$-	$-	$1,353

(4)

 Mr. Bolduc resigned from his positions as Chief Executive Officer and President of the Company, as well as from his seat on the Company’s Board of Directors and his position as Chairman of the Board, effective January 16, 2015.

Grants of Plan-Based Awards to Named Executive Officers

The following table sets forth the individual grants of plan-based awards to the Named Executive Officers in the fiscal year ended June 30, 2014. Please see the “Outstanding Equity Awards at 2014 Fiscal Year-End” for the outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of June 30, 2014.

Fiscal 2014 Grants of Plan-Based Awards
								All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officers	Grant Date (1), (2)	Threshold	Target	Maximum	Threshold	Target	Maximum
Glenn D. Bolduc	8/13/2013	$-	$-	$-	$-	$-	$-	207,520	$1.14	$163,941
	3/6/2014	$-	$-	$-	$-	$-	$-	75,000	$0.79	$51,750
Dr. William J. McGann	8/13/2013	$-	$-	$-	$-	$-	$-	201,028	$1.14	$158,812
	3/6/2014	$-	$-	$-	$-	$-	$-	75,000	$0.79	$51,750
Dr. Darryl K. Jones	8/13/2013	$-	$-	$-	$-	$-	$-	141,502	$1.14	$111,787
	3/6/2014	$-	$-	$-	$-	$-	$-	50,000	$0.79	$34,500
Roger P. Deschenes	8/13/2013	$-	$-	$-	$-	$-	$-	141,502	$1.14	$111,787
	3/6/2014	$-	$-	$-	$-	$-	$-	50,000	$0.79	$34,500
Todd A. Silvestri	8/13/2013	$-	$-	$-	$-	$-	$-	119,051	$1.14	$94,050
	3/6/2014	$-	$-	$-	$-	$-	$-	50,000	$0.79	$34,500

(1)

Options granted on August 13, 2013 were exercisable in three equal annual installments commencing on August 13, 2014, subject to the Company’s achievement of certain performance milestones on or before February 1, 2014. The Company did not achieve the milestones and, therefore, the options expired on February 1, 2014.

(2)

Options granted on March 6, 2014 vest and become exercisable in full upon the later of (i) the addition of the Company’s QS-B220 Product to the Transportation Security Administration (“TSA”) Qualified Product List for passenger checkpoint screening and (ii) the receipt of an initial order for such products under an indefinite delivery/indefinite quantity contract with the TSA. The options expire on March 5, 2024. As of October 22, 2014, none of these options has vested.

Employment Agreements; Change in Control and Severance Provisions

Separation Agreement

On January 16, 2015, Glenn D. Bolduc, resigned from his positions as Chief Executive Officer and President of the Company), as well as his seat on the Company’s Board of Directors and his position as Chairman of the Board effective on that date.

In connection with and prior to Mr. Bolduc’s resignations, Mr. Bolduc entered into a Separation Agreement and Release (the “Separation Agreement”) with the Company.  The Separation Agreement provides that Mr. Bolduc’s resignation will be deemed an involuntary termination without cause pursuant to his Amended and Restated Employment Agreement dated as of June 25, 2013.  In this regard, and subject to the terms contained in the Employment Agreement, Mr. Bolduc is entitled to receive: (i) annual base salary for 18 months on a regular payroll basis; (ii) a pro rata portion of any bonus earned in 2015; (iii) continuation of coverage under and contributions to health care, dental and life insurance benefits for a 12 month period; and (iv) transfer of any key man life insurance.

Additionally, pursuant to the terms of the Separation Agreement: (i) Mr. Bolduc agreed to consent to a modification of the Company’s Change of Control Payment Plan (“CIC Plan”), currently being considered by the Board of Directors, under which, in the event the Company is sold, Mr. Bolduc’s share in the CIC Plan will be reduced to 4% of the net sales price of the Company, as defined in an amended CIC Plan, and under which the aggregate share of all other participants in the CIC Plan will be 8.5% of the net sales price; (ii) the Company agreed that Mr. Bolduc shall continue to have the use of an apartment in New York City through the end of the current lease, all lease obligations of said apartment, including but not limited to rent payments and utilities, to be paid by the Company; (iii) the Company agreed to pay Mr. Bolduc’s attorney the sum of $40,000 towards legal fees related to the negotiation of the Separation Agreement and related matters; (iv) the Company amended Mr. Bolduc’s existing stock options permitting Mr. Bolduc to exercise those options which are vested as of his separation date through the maturity date of said options and to provide for the ability to exercise the vested options on a cashless basis, all other terms of Mr. Bolduc’s options remained unchanged ; and (v) Mr. Bolduc agreed to release all claims against the Company.

Employment Agreements in Effect During Fiscal 2014

Mr. Glenn D. Bolduc

On June 25, 2013, we amended and restated our employment agreement with Mr. Bolduc. The amended agreement contemplated that it would remain in effect through June 30, 2016, after which, the agreement would automatically renew for additional one-year periods unless notice of non-renewal was given by either party. The agreement establishes Mr. Bolduc’s base salary at the rate of $400,000 per year. Mr. Bolduc’s base salary was subject to annual review, and any increases would be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

The agreement also provided that Mr. Bolduc was eligible to receive cash bonuses of up to 50% of his annualized base salary for the fiscal years ended June 30, 2013, June 30, 2014 and for subsequent fiscal years. The amount of the bonus payable with respect to any fiscal year, if any, was determined by the Board, in its sole discretion, provided that no bonus would be payable unless we achieved certain revenue and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets established by the Board for the respective fiscal year.  We did not achieve these targets and no bonus was payable to Mr. Bolduc for the fiscal year ended June 30, 2014. In August 2013, the Board awarded Mr. Bolduc a bonus of $50,000 with respect to the fiscal year ended June 30, 2013, which payment of was contingent on the Company receipt of certain governmental approvals for its QS-B220 desktop explosives and narcotics detector by December 31, 2013 and the execution of a procurement contract with a specific agency of the United States government on or before February 1, 2014 (the “Bonus Milestones”). We did not achieve these milestones and no bonus was paid to Mr. Bolduc for the fiscal year ended June 30, 2013. During the year ended June 30, 2013, Mr. Bolduc was paid bonuses of $136,250 and $162,500, representing bonuses earned in our fiscal years ended June 30, 2009 and June 30, 2012, respectively.

Mr. Bolduc was eligible to receive such additional compensation as the Board may, in its sole discretion, have awarded from time to time. In addition, Mr. Bolduc received a car allowance and was eligible to participate in our employee fringe benefit programs or programs readily available to employees of comparable status and position.

Under the terms of the agreement, the Company could have terminated the agreement at any time without cause, on 30 days’ prior written notice. The agreement provides, however, for the payment of 18 months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits for 12 months, as separation payments in the event that Mr. Bolduc’s employment was terminated by us without “cause” or if Mr. Bolduc resigned for “good reason” (as those terms were defined in the agreement). The agreement also provided that, if Mr. Bolduc resigned for “good reason,” all stock options and shares of restricted stock then held by Mr. Bolduc would become fully vested and exercisable as of the date of such resignation.

In the event that, within 12 months after a “change of control” (as that term was defined in the Company’s Change of Control Plan, as adopted by the Board on September 7, 2012), Mr. Bolduc’s employment was terminated without cause, or Mr. Bolduc resigned for good reason, the agreement provided (i) for the payment of 36 months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, and (ii) that all stock options and shares of restricted stock then held by Mr. Bolduc would become fully vested and exercisable as of the date of such termination or resignation.

The Company was not required to continue to pay any amounts to Mr. Bolduc or to continue to provide certain benefits following termination of the agreement unless Mr. Bolduc executed a general release in favor of us substantially in the form annexed to the agreement and the period during which Mr. Bolduc revoked the release had expired without any such revocation.

The agreement included certain restrictions against competition and solicitation of our employees and customers for a period of one year after Mr. Bolduc’s resignation or termination.

Dr. William J. McGann

In March 2012, we entered into a three-year employment agreement with Dr. William J. McGann, our Chief Operating Officer, pursuant to which Dr. McGann received a base salary of $270,000 in the fiscal year ended June 30, 2014. After the third year, the agreement will automatically continue unless notice of termination is given by either party.  We may terminate the agreement at any time without cause, on 30 days’ written notice.  The agreement, however, provides for payment of twelve months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits, as separation payments in the event that Dr. McGann employment is terminated by us without “cause” or Dr. McGann resigns for “good reason” (as those terms are defined in the agreement).  Dr. McCann’s base salary is subject to annual review, and any increases will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

The agreement provides that Dr. McGann was eligible to receive incentive compensation in an amount of up to $137,500 for the fiscal year ended June 30, 2014 upon the achievement of certain performance milestones to be established by the Board of Directors.  We did not achieve these milestones and no bonus was payable to Dr. McGann for the fiscal year ended June 30, 2014. In August 2013, however, the Board awarded Dr. McGann a bonus of $41,250 with respect to the fiscal year ended June 30, 2013, payment of which was contingent on the achievement of the Bonus Milestones described above. We did not achieve these milestones and no bonus was payable to Dr. McGann for the fiscal year ended June 30, 2013. Incentive compensation, if any, for subsequent fiscal years will be based on performance milestones to be established by mutual agreement between the Company and Dr. McGann within 60 days after commencement of each such fiscal year.

Dr. Darryl K. Jones

In May, 2012, we entered into a three-year employment agreement with Dr. Darryl K. Jones, our Vice President of Sales and Marketing, pursuant to which Dr. Jones received a base annual salary of $245,000 in the fiscal year ended June 30, 2014. After the third year, the agreement will automatically continue unless notice of termination is given by either party. We may terminate the agreement at any time without cause, on 30 days’ written notice. The agreement, however, provides for payment of twelve months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits, as separation payments in the event that Dr. Jones employment is terminated by us without “cause” or Dr. Jones resigns for “good reason” (as those terms are defined in the agreement). Dr. Jones’s base salary is subject to annual review, and any increases will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

The agreement provides for Dr. Jones was eligible to receive incentive compensation in an amount of up to $122,500 for the fiscal year ended June 30, 2014 upon the achievement of certain performance milestones to be established by the Board of Directors. We did not achieve these milestones and no bonus was payable to Dr. Jones for the fiscal year ended June 30, 2014.  In August 2013, however, the Board awarded Dr. Jones a bonus of $29,375 with respect to the fiscal year ended June 30, 2013, payment of which was contingent on the achievement of the Bonus Milestones described above. We did not achieve these milestones and no bonus was payable to Dr. Jones for the fiscal year ended June 30, 2013. Incentive compensation, if any, for subsequent fiscal years will be based on performance milestones to be established by mutual agreement between the Company and Dr. Jones within 60 days after commencement of each such fiscal year.

Potential Payments Upon Termination or Change in Control

The following table describes the estimated incremental compensation upon (i) termination by the Company of the Mr. Bolduc without “cause,” or (ii) termination by Mr. Bolduc for “good reason,” including certain changes in control involving the Company.  The estimated incremental compensation assumes the triggering event had occurred on June 30, 2014.  Benefits generally available to all employees are not included in the table.  The actual amount of compensation can only be determined at the time of termination or change in control.

	Base Salary Continuation (1)	COBRA Premiums (2)	Life Insurance Premiums
Glenn D. Bolduc	$600,000	$20,935	$1,847
Dr. William J. McGann	$270,000	$20,935	$1,523
Dr. Darryl K. Jones	$245,000	$20,935	$1,485

(1)

We are required to continue to pay Mr. Bolduc annual base salary then in effect for 18 months (36 months if Mr. Bolduc’s employment is terminated without “cause” or he resigns for “good reason” within 12 months following a change in control) on a regular payroll basis and Messrs. McGann and Jones’ annual base salary then in effect for 12 months on a regular payroll basis.

(2)

Represents estimated out-of-pocket COBRA health insurance and dental premium expenses to be paid by us on behalf of Messrs. Bolduc, McGann and Jones after termination.  Estimated out-of-pocket COBRA health insurance premium incurred by Messrs. Bolduc, McGann and Jones over the 12-month period following termination to be reimbursed by us.  Currently, Mr. Bolduc does not subscribe to health or dental benefits provided by us.

(3)

Represents estimated life insurance premiums to be paid by us on behalf of Messrs. Bolduc, McGann and Jones after termination.  We are required to continue in full force and effect, at our expense, the life insurance benefits provided in in these officers’ employment agreements for a period of 12 months after termination of the respective officer’s employment or until such officer becomes employed, whichever occurs first.

Change of Control Payment Plan

On September 7, 2012, the Board of Directors adopted the Implant Sciences Corporation Change of Control Payment Plan, the purpose of which is to reward management for the increases in shareholder value generated between January 2009 and the adoption of the plan.

On January 2, 2009, the closing price of our Common Stock on the NYSE Amex LLC was $0.18 per share. On the date the plan was adopted, the closing price of the Common Stock on the OTC Markets Group’s OTCPK tier was $1.40. Our Board of Directors believed that this increase in shareholder value was directly attributable to the dedication and hard work of our management team, employees and directors. The Board also believed, however, that our management and directors owned significantly less equity in the Company than do the officers and directors of most publicly traded early-stage (i.e., turn-around) businesses. Accordingly, our management and directors have not significantly benefitted from the increase in shareholder value between January 2009 and September 2012, and the plan is intended to provide value to our management and directors equivalent to the value they would have earned during that period had they owned a more significant portion of our equity.

Pursuant to the plan, the Board established a target level of stock ownership for each officer as a percentage of our fully diluted capitalization, and a corresponding ownership percentage for directors. To reflect the increase in shareholder value between January 2009 and the adoption of the plan, the Board determined that each officer and director should be allocated a “Change of Control Payment” equal to the product of (x) the closing price of our Common Stock on September 7, 2012 (i.e., $1.40) less a “floor price,” multiplied by (y) the number of additional stock options granted to each participant on the same date. The floor price applicable to directors and officers who served us at the beginning of the turn-around is $.20, i.e., slightly above the closing price of the Common Stock on January 2, 2009. The floor prices for Dr. McGann and Dr. Jones are $.51 and $.67, respectively, reflecting the closing prices of the Common Stock on the dates those officers joined us. The benefits under the plan are payable upon, and only upon, a “Change of Control,” as defined in the plan, involving the company.  Accordingly, the payment of the benefits allocated under the plan will be further deferred until such time that all shareholders receive payments for or in respect of their Common Stock in a transaction constituting a Change of Control.

The following is a summary of the material terms of the Change of Control Plan. This summary is qualified in its entirety by reference to the complete plan, a copy of which was filed as Exhibit 10.2 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2012.

Participants.  The Board has designated each of our officers and directors, including the estate of Mr. Joseph E. Levangie, a former member of the Board of Directors, as eligible to receive benefits under the Change of Control Plan upon the effective time of a “Change of Control” (as defined in the plan). The termination of employment of any such officer or the termination of membership on the Board of any such director prior to a Change of Control will not affect the eligibility of any such participant or his or her beneficiary to receive benefits under the Plan.

Plan Benefits.  The Change of Control Plan provides for a lump sum, calculated as described above, to be paid to each participant, in cash (the “Plan Benefits”), upon a Change of Control. The Plan Benefits payable to all participants in the plan are as follows:

Name of Participant	Plan Benefit
Glenn D. Bolduc*	$6,530,988
Dr. William J. McGann	1,334,085
Roger P. Deschenes	1,270,198
Dr. Darryl K. Jones	918,704
Brenda L. Baron	877,139
Todd A. Silvestri	877,139
Michael C. Turmelle	769,139
Howard Safir	364,079
Robert P. Liscouski	968,158
John A. Keating	364,079
Estate of Joseph E. Levangie	630,119
Total Plan Benefits	$14,903,827

*Resigned January 2015

The Change of Control Plan is unfunded and all Plan Benefits will be paid only from our general assets.

Form and Timing of Payments. The Plan Benefits will be payable to participants, or their respective beneficiaries, in cash, within 30 days after the date of the Change in Control. Accordingly, the payment of benefits allocated under the plan will be deferred until such time as all shareholders receive payments for or in respect of their Common Stock in a transaction constituting a Change of Control.

Definition of “Change of Control”. As defined in the Change of Control Plan, the term “Change of Control” means the occurrence of an event or series of events which qualify as a change in control event for purposes of Section 409A of the Internal Revenue Code, as amended, and Treas. Reg. §1.409A-3(i)(5), including:

(i)

A change in the ownership of the Company, which occurs on the date that any person or persons acting as a group (a “Group”), other than certain “Excluded Persons” (as defined below) acquires ownership of our stock that, together with the stock then held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, if any one person or Group is considered to own more than 50% of the total fair market value or total voting power of our stock, the acquisition of additional stock by the same person or Group will not be considered to cause a Change of Control.

(ii) A change in the effective control of the Company, which will be deemed to occur on the date that:

(1) Any one person or Group, other than certain Excluded Persons, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of our stock possessing 30% or more of the total voting power of our stock. However, if any one person or Group is considered to own more than 30% of the total voting power of our stock, the acquisition of additional voting stock by the same person or Group will not be considered to cause a Change of Control; or

(2) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii) A change in the ownership of a substantial portion of our assets, which occurs on the date that any one person or Group, other than certain Excluded Persons, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) our assets that have a total Gross Fair Market Value (as defined below) equal to more than 40% of the total Gross Fair Market Value of all our assets immediately prior to such acquisition, other than in certain Excluded Transactions (as defined below).

For purposes of the definition of Change of Control:

(i)

“Gross Fair Market Value” means the value of our assets, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.

(ii)

Persons will not be considered to be acting as a Group solely because they purchase or our stock at the same time, or as a result of the same public offering, or solely because they purchase our assets at the same time, or as a result of the same public offering, as the case may be.  However, persons will be considered to be acting as a Group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets or similar business transaction with us.

(iii)

“Excluded Transaction” means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity 50% or more of the total value or voting power of which is owned, directly or indirectly, by us (determined after the asset transfer); (C) a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all our outstanding stock (determined after the asset transfer); or (D) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the preceding clause (C) (determined after the asset transfer).

(iv)

“Excluded Person(s)” means (A) the Company or any Related Entity (as defined below); (B) a trustee or other fiduciary holding securities under an employee benefit plan of ours or any Related Entity; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the our stock.

(v)

“Related Entity” means the Company, its affiliates and any other entities that, along with the Company, are considered a single employer pursuant to Section 414(b) or (c) of the Code and the Treasury regulations promulgated thereunder, determined by applying the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each place it appears in such Treasury regulations or Section 1563(a) of the Code.

Obligations of the Participants. No participant will be eligible to receive Plan Benefits unless such participant has executed an Agreement Related to Nondisclosure, Noncompetition and Other Matters, in the form attached as Exhibit B to the Change of Control Plan. Such agreement provides, generally, that (i) all confidential information concerning our business or financial affairs in the participant’s possession is the Company’s exclusive property; (ii) the participant must disclose to us ideas and inventions conceived of by the participant during his service to the Company or within one year afterward and, with certain exceptions, assign all rights in such ideas and inventions to us; and (iii) during his service to the Company and for a period of one year afterward, the participant may not, directly or indirectly, compete with us, induce any of our employees to terminate their relationships with us or contact or solicit the business of any of our customers or prospective customers.

In addition, in order to ensure a smooth transition after a Change of Control, a successor entity to the Company may require, as a condition to the payment of any Plan Benefit, that a participant who is an employee of the Company or one of its affiliates on the date of the Change of Control continue to provide services to, and remain employed by, the successor entity for up to 30 days following the Change of Control, provided that during such 30-day period the participant must continue to receive at least the same base salary that was in effect immediately prior to the Change of Control.

Taxation of Plan Benefits.

Withholding Taxes. We may withhold from Plan Benefits amounts which it determines are necessary to satisfy its obligation to withhold federal, state and local income taxes or other taxes or amounts required to be withheld.

Section 4999 Gross-Up Payments. In the event that the compensation payable to or for the benefit of a participant upon a Change of Control (whether pursuant to the Change of Control Plan or otherwise) (the “Parachute Payments”) would subject the participant to the excise tax levied on certain “excess parachute payments” under Section 4999 of the Code, we must make an additional payment to the participant in an amount such that, after reduction for all taxes, the remaining amount equals the excise tax described in Section 4999 of the Code and all related interest and penalties due with respect to such participant's Parachute Payments.

409A Gross-Up Payments. In the event that any payments under the Change of Control Plan (the “Payments”) are determined to be subject to the interest charges and taxes imposed by Section 409A(a)(1)(B) of the Code, or any state, local, employment or foreign taxes of a similar nature, or any interest charges or penalties with respect to such taxes (“Section 409A Tax”), then we must pay the participant, if requested, an additional amount such that the net amount retained by the participant after deduction of the Section 409A Tax (but not any federal, state, or local income tax or employment tax) and any federal, state, or local income tax, or employment tax upon the gross-up described in this paragraph will be equal to the Payments.

Amendment; Termination. The Board or the Compensation Committee (or another committee designated by the Board) may terminate the Change of Control Plan effective on at least 30 days’ prior notice to each participant. Any such termination or amendment; however, that imposes additional obligations on, or impairs the rights of, a participant under the Plan will not be effective without the participant’s written consent.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information regarding outstanding stock options held by each Named Executive Officer as of June 30, 2014.

Named Executive Officers		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($ per Share)	Option Expiration Date
Glenn D. Bolduc	(1)	5,442,490	-	$1.40	09/06/2022
	(2)	-	75,000	$0.79	03/05/2024
		5,442,490	75,000

Dr. William J. McGann	(3)	200,000	-	$0.54	03/31/2021
	(4)	999,315	499,657	$1.40	09/06/2022
	(2)	-	75,000	$0.79	03/05/2024
		1,199,315	574,657

Dr. Darryl K. Jones	(4)	838,999	419,499	$1.40	09/06/2022
	(2)	-	50,000	$0.79	03/05/2024
		838,999	469,499

Roger P. Deschenes	(1)	1,058,498	-	$1.40	09/06/2022
	(2)	-	50,000	$0.79	03/05/2024
		1,058,498	50,000

Todd A. Silvestri	(1)	730,949	-	$1.40	09/06/2022
	(2)	-	50,000	$0.79	03/05/2024
		730,949	50,000

(1)

Exercisable in two equal annual installments commencing on September 7, 2012.

(2)

Exercisable in full upon the later of (i) the addition of the Company’s QS-B220 Product to the Transportation Security Administration (“TSA”) Qualified Product List for passenger checkpoint screening and (ii) the receipt of an initial order for such products under an indefinite delivery/indefinite quantity contract with the TSA.

(3)

Exercisable on April 1, 2012.

(4)

Exercisable in three equal annual installments commencing on September 7, 2012.

2014 Option Exercises and Stock Vested

The following table provides information regarding the exercise of option awards by any of the Named Executive Officers, during the fiscal year ended June 30, 2014:

	Number of Shares Acquired on Exercise	Value Realized on Exercise
Glenn D. Bolduc	286,400	$177,968
Roger P. Deschenes	-	$-
Dr. William J. McGann	-	$-
Dr. Darryl K. Jones	-	$-
Todd A. Silvestri	-	$-

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a “related person” transaction in fiscal 2014. None of the Company’s executive officers serves, or in fiscal 2014 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the SEC.  Based solely on a review of copies of such forms submitted to the Company, we believe that all persons subject to the requirements of Section 16(a) filed such reports on a timely basis in fiscal 2014, with the exception of Mr. Bolduc, who filed one such report on July 10, 2014 with respect to the exercise of an incentive stock option on March 5, 2014 to purchase 276,400 shares of our Common Stock, and Mr. Safir, who filed one such report on August 21, 2013 with respect to the grant of a non-qualified stock option on August 13, 2013 to purchase 25,000 shares of our Common Stock.

PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS

Proposals for Inclusions in the Proxy Statement

Stockholder proposals, including director nominations, intended for inclusion in our proxy statement for the 2016 Annual Meeting (expected to be held in July 2016) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted to us on or before January 12, 2016 so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

Proposals Not Included in the Proxy Statement

In addition, the Company’s Amended and Restated By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual stockholders meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the 2016 Annual Meeting, such a proposal must be received by the Corporate Secretary of the Company on or after April 10, 2016 but no later than May 10, 2016.  If a special meeting of stockholders in lieu of an annual meeting of stockholders is to be held on a date prior to the date of the annual meeting, and if less than 70 days’ notice or prior public disclosure of the date of such special meeting in lieu of an annual meeting is given, notice by the stockholder to be timely must be delivered or received not later than the close of the 10th business day following the earlier of the day on which notice of the date of such special meeting in lieu of an annual meeting was mailed. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present the proposal at such meeting, the Company is not required to present the proposal for a vote at the meeting.

PROCEDURES FOR SUBMITTING DIRECTOR RECOMMENDATIONS AND NOMINATIONS

Submitting Director Recommendations to the Nominating/Corporate Governance Committee

If a stockholder would like the Nominating/Corporate Governance Committee to consider an individual as a candidate for election to the Board of Directors, the stockholder must submit a written notice (containing the information specified in the policy statement to the Nominating/Corporate Governance Committee) by no later than December 31 of the year prior to the annual stockholders meeting at which the candidate would seek to be elected.

Stockholder Nominations Submitted to Stockholders

The Company’s Amended and Restated By-laws provide that stockholders may nominate persons for election as directors at the Company’s stockholders meeting by complying with the requirements set forth in the Amended and Restated By-laws. For elections to be held at an annual meeting of stockholders, the Company’s Amended and Restated By-laws require that, to be timely and proper, notice of a nomination by a stockholder must be delivered to or mailed to and received at the Company’s principal executive offices not less than 60 days and no more than 90 days before the first anniversary of the date of the annual meeting of stockholders for the prior year. Therefore, to be included in the nominees presented for election to the Board at the Company’s 2016 annual meeting of stockholders, the notice of nomination must be received by the Company on or after April 10, 2016 but no later than May 10, 2016. If a special meeting of stockholders in lieu of an annual meeting of stockholders is to be held on a date prior to the date of the annual meeting, and if less than 70 days’ notice or prior public disclosure of the date of such special meeting in lieu of an annual meeting is given, notice by the stockholder to be timely must be delivered or received not later than the close of the 10th business day following the earlier of the day on which notice of the date of such special meeting in lieu of an annual meeting was mailed.

Address

All proposals and director recommendations or nominations by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary of the Company at 500 Research Drive, Unit 3, Wilmington, Massachusetts 01887.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.  The transfer agent and registrar for our Common Stock is Computershare Trust Company. As a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The Annual Report is being sent with this Proxy Statement to each stockholder and is available at the Investors portion of our website as well as on the SEC’s website at www.sec.gov.  The Annual Report contains our audited financial statements for the fiscal year ended June 30, 2014.  The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Computershare Trust Company, by calling 1-800-962-4284, or by forwarding a written request addressed to 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this Proxy Statement will be sent. By contacting Roger P. Deschenes, Chief Financial Officer, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

The information presented in this proxy statement under the caption “Report of the Board of Directors” will not be deemed to be “soliciting material” or deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any of our previous filings under such acts shall be interpreted as incorporating by reference the information presented under said specified captions.

Where You Can Find More Information

We file annual, quarterly and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Implant Sciences Corporation, 500 Research Drive, Unit 3, Wilmington, Massachusetts 01887, Attn: Investor Relations.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on May 25, 2015, the record date, and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may contact our transfer agent at the telephone number or address listed below to request an additional set of proxy materials:

Computershare Trust Company 8742 Lucent Boulevard, Suite 225 Highlands Ranch, CO 80129 Tel: 1-800-962-4284 Web site: www.computershare.com

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, Implant sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone, fax, or over the Internet, if they offer that alternative.  As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following proposals:

●	to elect seven directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

●	to ratify the appointment of Marcum LLP as the Company’s independent registered public accountant for the fiscal year ending June 30, 2015;

●	to approve an amendment to the Restated Articles of Organization, as amended, to increase the aggregate number of authorized shares of Common Stock by 50,000,000 shares to 250,000,000 shares;

●

to approve the amendment of the Implant Sciences Corporation 2004 Stock Option Plan to increase the aggregate number of shares of Common Stock available for issuance under the plan by 16,000,000 shares to 20,000,000 shares;

●	to approve the Implant Sciences Corporation Amended and Restated 2014 Stock Option Plan;

●	to hold an annual advisory vote to approve named executive officer compensation;

●	to hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

●	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board recommends a vote “FOR” the election of each of the nominees to the Board in Proposal 1, “FOR” each of Proposals 2, 3, 4, 5 and 6, and “THREE YEARS” for Proposal 7.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

●

By telephone, fax, or over the Internet.  This is allowed if you hold shares in street name and your bank, broker or other nominee offers those alternatives. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

●

In person at the Annual Meeting.  All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.   If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	sending written notice of revocation to the Corporate Secretary of Implant;

●	submitting a new, proper proxy dated later than the date of the revoked proxy; or

●	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board in Proposal 1, “FOR” Proposals 2, 3, 4, 5 and 6, and “THREE YEARS” for Proposal 7.

Q:	Will my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will not be authorized to vote on non-routine matters. Proposals 1, 3, 4, 5, 6 and 7 are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”).  If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of the foregoing matters being voted on at the Annual Meeting.

Q:	What are the voting requirements to approve each of the proposals?

A:	In the election of directors, a plurality of the votes properly cast by the holders of Common Stock with respect to each nominee is required for the election of that nominee as a director.

The proposal to approve an amendment to our Restated Articles of Organization, as amended, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions will be counted as present for purposes of determining if a quorum is present, and will have the same effect as a negative vote on this proposal.

The proposals for the ratification of the appointment of Marcum LLP as our independent registered public accountant for the fiscal year ending June 30, 2015, the approval of the amendment of the Implant Sciences Corporation 2004 Stock Option Plan, the approval of the Implant Sciences Corporation Amended and Restated 2014 Stock Option Plan, and the approval, on an advisory basis, of the compensation of the Company’s named executive officers require the affirmative “FOR” votes of a majority of the votes properly cast by the holders of Common Stock on each matter.  The proposal for the option to hold a vote every “THREE YEARS” as the frequency with which stockholders are provided an advisory vote on executive compensation requires highest number of the votes properly cast by the holders of Common Stock. Abstentions will not affect the outcome of the vote on any of these proposals.

In tabulating the voting result for Proposals 1, 3, 4, 5, 6 and 7, shares that constitute broker non-votes are not considered entitled to be voted on those proposals.  As a result, the broker “non-vote” will have no effect on the outcome of those proposals, assuming that a quorum is present.

Q:	How many votes do I have?

A:

If you hold shares of Common Stock, you are entitled to one vote for each share of Common Stock that you hold.  As of May 25, 2015, the record date, there were [______] shares of Common Stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:

If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the seven items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Messrs. McGann and Deschenes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote is represented at the Annual Meeting, either in person or by proxy, totaling [_______] shares. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?

A:

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on May 25, 2015 or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted.  If you are not a stockholder of record but hold shares through a bank, broker or other nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to May 25, 2015, a copy of the voting instruction card provided to you by your bank, broker or other nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on July 1, 2015, at our offices located at 500 Research Drive, Unit 3, Wilmington, Massachusetts 01887, at 10:00 a.m., local time.  You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card in advance of the Annual Meeting as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your bank, broker or other nominee.  You may vote your shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your bank, broker or other nominee.

Q:	How are votes counted?
A:

With respect to Proposals 1, 2, 3, 4, 5 and 6, you may vote FOR, AGAINST or ABSTAIN. With respect to Proposal 7, you may vote for every 3 YEARS, 2 YEARS, 1 YEAR or ABSTAIN.

If you are a beneficial owner of shares held in street name and do not provide the bank or broker that holds your shares with specific voting instructions, then under New York Stock Exchange rules, the bank or broker will have discretion to vote your shares on Proposal 2, but not with respect to the other proposals, in which case your shares will be counted as a “broker non-vote” on those proposals.

Abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or other issues requiring approval of a plurality or majority of the votes cast and, therefore, do not have the effect of votes in opposition. Abstentions will, however, have the effect of a vote “against” any proposals requiring the affirmative vote of holders of a plurality or majority of the outstanding shares of each class of the capital stock entitled to vote at the Annual Meeting, such as Proposal 3. Broker “non-votes” and shares with respect to which a stockholder abstains are included in determining whether a quorum is present at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The Company will announce final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How may I obtain Implant Sciences’ Annual Report on Form 10-K and other financial information?

A:

A copy of our Annual Report on Form 10-K, as amended, for the year ended June 30, 2014 (the “Annual Report”) is being sent to stockholders along with this Proxy Statement.  Stockholders may request an additional free copy of the Annual Report and other financial information by contacting us at:

Implant Sciences Corporation 500 Research Drive Wilmington, Massachusetts 01887 Attention: Chief Financial Officer Telephone: 978-752-1700

We will also furnish any exhibit to the Annual Report if specifically requested.

Alternatively, you can access the Annual Report at the investors portion of our website  at www.implantsciences.com. Our filings with the Securities and Exchange Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov.

Q:	What if I have questions for the Company’s transfer agent?

A:

Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Trust Company 8742 Lucent Boulevard, Suite 225 Highlands Ranch, CO 80129 Tel: 1-800-962-4284

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

Implant Sciences Corporation 500 Research Drive, Unit 3 Wilmington, Massachusetts 01887 Attention: Chief Financial Officer Telephone: 978-752-1700

By order of the Board of Directors,

Dr. William J. McGann
Chief Executive Officer, President and Chairman of the Board of Directors

Wilmington, Massachusetts

May 29, 2015

APPENDIX A

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	Implant Sciences Corporation
(2) Registered office address:	500 Research Drive, Unit 3, Wilmington, MA 01887
(number, street, city or town, state, zip code)
(3) These articles of amendment affect article(s):	III
(specify the number(s) of article(s) being amended (I-VI))
(4) Date adopted:
(month, day, year)
(5) Approved by:
(check appropriate box)
☐ the incorporators.
☐ the board of directors without shareholder approval and shareholder approval was not required.
☒ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III: The amendment to Article III is described on the following page.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	200,000,000	$.001
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; and 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 15,000 shares are designated Series H Preferred Stock; 15,000 shares are designated Series I Preferred Stock; and 6,000 shares are designated Series J Preferred Stock.

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	250,000,000	$.001
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; and 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 15,000 shares are designated Series H Preferred Stock; 15,000 shares are designated Series I Preferred Stock; and 6,000 shares are designated Series J Preferred Stock.

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:
____________________________________ (signature of authorized individual)
☐ Chairman of the board of directors,
☐ President,
☐ Other officer,
☐ Court-appointed fiduciary,
on this [ ] day of [ ], 2015.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $          having been paid, said articles are deemed to have been filed with me this day of , 20  , at a.m./p.m.
time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

___________________________

___________________________

___________________________

Telephone: _______________________

Email: ___________________________

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

APPENDIX B

AMENDMENT NO. 2

TO THE

2004 STOCK OPTION PLAN

(Effective December 14, 2004)

1.

Section 4.1 of the Implant Sciences Corporation 2004 Stock Option Plan is hereby deleted in its entirety and replaced with the following:

"4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twenty million (20,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan."

2.

This amendment shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

3.

All other terms of the Plan shall remain in full force and effect.

This amendment shall be effective as of September 7, 2012.

B-1

APPENDIX C

IMPLANT SCIENCES CORPORATION

2014 STOCK OPTION PLAN

(as Amended and Restated   , 2015)

1.

ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1

ESTABLISHMENT. The Implant Sciences Corporation 2014 Stock Option Plan (the “Plan”) is hereby established effective as of July 2, 2014 (the “Effective Date”), by adoption of the Company’s Board. Awards may be granted under the Plan with or without stockholder approval, but no Option granted under the Plan shall be an Incentive Stock Option unless this Plan is approved by the Company’s stockholders within twelve months after the Effective Date.

1.2

PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by encouraging and facilitating the ownership of Stock by persons performing services for the Company in order to enhance the ability of the Company to attract, retain and reward such persons and motivate them to contribute to the growth and profitability of the Company.

1.3

TERM OF PLAN. The Plan shall be effective on the Effective Date and shall continue in effect thereafter until the earlier of (a) its termination by the Board, or (b) the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards made under the Plan have lapsed, or (c) ten (10) years from the Effective Date.  No Options shall be granted after the date on which the Plan terminates.

2.

DEFINITIONS AND CONSTRUCTION.

2.1

DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)

“Award” means any grant of Options under the Plan.

(b)

“Beneficiary” means the person, persons, trust, or trusts entitled by will or by the laws of descent, to exercise a Participant’s Option or other rights under the Plan after the Participant’s death.

(c)

“Board” means the Board of Directors of the Company.

(d)

“Change in Control” shall , in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon: (i) an acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; (ii)  the individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or (iii) approval by the Board and, if required, stockholders of the Company of, or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control): (A) a  merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result; (B) a liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with

Section 409A Authority, the occurrence of an event described in this subsection (B) shall not trigger the settlement or payment of any Award granted under this Plan that constitutes non-exempt “deferred compensation” for purposes of Section 409A Authority; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

(e)

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f)

“Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.  Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(g)

“Company” means Implant Sciences Corporation, a Massachusetts corporation, or any successor corporation thereto.

(h)

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company.

(i)

“Director” means a member of the Board.

(j)

“Disability” means, except as provided in an applicable Option Agreement, means “disability,” as such term is defined in Section 22(e)(3) of the Code.  Except as may be otherwise required by the Code, the determination of whether or not a Participant is disabled for purposes of this Plan shall be made by, and at the sole discretion of, the Committee.

(k)

“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company and, with respect to any Option granted to such person; provided, however, that neither service as a Director nor payment of a Director’s fee shall alone be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the sole exercise of its discretion, whether an individual has become, or has ceased to be, an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(l)

“Fair Market Value” means, unless otherwise provided by the Board in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A Authority.

(m)

“Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(n)

“Nonqualified Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o)

“Officer” means any person designated by the Board as an officer of the Company.

(p)

“Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(q)

“Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions pertaining to an Option granted to the Optionee and, if applicable, to any shares of Stock acquired upon the exercise thereof.

(r)

“Optionee” means a Participant who has been awarded one or more Options.

(s)

“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(t)

“Participant” means any Employee, Consultant or Director to whom an Award has been made under the Plan.

(u)

“Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(v)

“Section 409A Authority” means Section 409A of the Code and the Treasury regulations and guidance issued thereunder.

(w)

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto.

(x)

“Service” means a Participant’s employment or service with the Company, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Participant’s Option. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs services ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(y)

“Stock” means the common stock, par value $

, of the Company (and any stock or other securities into which such stock may be converted or into which it may be exchanged).

(z)

“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(aa)

“Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code.

(bb)

“Vest” or “Vesting”, with respect to Options, means the date, event, or act prior to which an Award is not, in whole or in part, exercisable except at the sole discretion of the Board.

2.2

CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.

ADMINISTRATION.

3.1

ADMINISTRATION BY THE COMMITTEE.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan or of any Option or other right awarded hereunder shall be determined by the

Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or in such Option or right.

3.2

AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of, or which is allocated to, the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3

POWERS OF THE COMMITTEE.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion to:

(a)

determine the persons to whom, and the time or times at which Awards shall be granted, the types of Awards to be granted, and the number of shares of Stock to be subject to each Award;

(b)

determine the terms, conditions and restrictions applicable to Awards;

(c)

approve one or more forms of Option Agreement;

(d)

amend, modify, extend, cancel or renew any Option or waive any restrictions or conditions applicable to any Option or applicable to any shares of Stock awarded or acquired upon the exercise thereof; provided, however, that, without limiting the foregoing, and subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Options, without the consent of any Participant, if necessary to increase the likelihood of exemption from or compliance with the provisions of Section 409A Authority; and

(e)

correct any defect, supply any omission, or reconcile any inconsistency in the Plan and take such other actions with respect to the Plan as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4

SECTION 409A. Awards granted under the Plan are intended either to be exempt from the provisions of Section 409A Authority or to satisfy those provisions, and the Plan and such Awards shall be construed accordingly; provided, that neither the Company nor the Committee shall have any liability to any Participant, or to any other party, if an Award (or any portion thereof), whether prior to or subsequent to any such modification that may be made, (i) that is intended to be exempt from Section 409A Authority is determined not to be exempt from Section 409A Authority; or (ii) is intended to comply with Section 409A Authority is determined not to comply with Section 409A Authority

4.

SHARES SUBJECT TO PLAN.

4.1

MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be fifteen million (15,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares or any combination thereof. Stock underlying Options that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan.  Notwithstanding the foregoing, the following shares of Stock shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Option to cover the exercise price (the “Exercise Price”) thereof; and (ii) shares that are used or withheld to satisfy tax obligations of the Optionee.

4.2

CHANGES IN CAPITAL STRUCTURE AND SIMILAR EVENTS.  In the event of (a) any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to acquire Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Participating Company, or the financial statements of the Company or any Participating Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i)

adjusting any or all of (A) the number of shares of Stock that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Stock subject to outstanding Awards or to which outstanding Awards relate, or (2) the Exercise Price with respect to any Option;

providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

subject to the requirements of Section 409A Authority, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Stock subject to such Option over the aggregate Exercise Price of such Option (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.  Any adjustment in Incentive Stock Options under this Section 4.2 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 4.2 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

5.

ELIGIBILITY AND LIMITATIONS.

5.1

PERSONS ELIGIBLE. Awards may be granted only to Employees, Officers, Consultants and Directors of the Participating Company. For purposes of the foregoing sentence, “Employees,” “Consultants”, and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options may be awarded in connection with written offers of an employment or other service relationship with the Company.

5.2

OPTION AWARD RESTRICTIONS. Any person who is not an Employee on the effective date of the Award of an Option to such person may be awarded only a Nonqualified Stock Option. An Incentive Stock Option awarded to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company.

5.3

FAIR MARKET VALUE LIMITATION. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company, including the Plan) become exercisable by an Optionee for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were awarded, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock was granted.  If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.

TERMS AND CONDITIONS OF OPTIONS.

6.1

OPTION AGREEMENTS. Awards shall be evidenced by Option Agreements specifying the nature and number of shares of Stock covered thereby, and shall exist in such form as the Board shall from time to time establish. Such Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions herein.

6.2

OPTION VESTING AND EXERCISE PRICE. Each Option Agreement shall include a vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. Each Option Agreement shall also specify the Exercise Price for each Option, with such Exercise Price being set in the discretion of the Committee; provided, however, that: (a) the Exercise Price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an Exercise Price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant of the Option.

6.3

EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that: (a) no Option shall be exercisable after the expiration of ten (10) years after the date of grant of such Option, (b) no Incentive Stock Option awarded to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date of grant of such Option, and (c) no Option awarded to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.

6.4

METHOD OF EXERCISE AND FORM OF PAYMENT.  No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Optionee has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes which the Committee requires to be withheld.  Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option Agreement accompanied by payment of the Exercise Price.  The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested shares of Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, however, that such shares of Stock are not subject to any pledge or other security interest and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Stock for which the Option was exercised that number of shares having a Fair Market Value equal to the aggregate Exercise Price for the shares for which the Option was exercised.  Any fractional shares shall be settled in cash.

6.5

PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require an Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.

6.6

TAX WITHHOLDING. Upon the exercise of an Option, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Committee, equal to all or any part of the federal, state, local and non-U.S. income and employment taxes, if any, required by law to be withheld by the Company with respect to such Option, or the Stock acquired upon the exercise thereof.  Alternatively or in addition, as a condition to exercising an Option, the Committee shall have the right in its discretion to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option, or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to any Agreement entered hereunder until the Company’s tax withholding obligations have been satisfied by the Participant.

6.7

STOCK RESTRICTIONS. Shares issued under the Plan shall be subject such conditions and restrictions as determined by the Board in its discretion at the time an Award is made. The Company shall have the right, at the time of the Award, to place restrictions on Awards including upon shares issued upon the exercise of an Option.  Any such restrictions shall be reflected in the applicable Option Agreement.

6.8

EFFECT OF TERMINATION OF SERVICE.

(a)

OPTIONS. Subject to earlier termination of an Option as otherwise provided herein, and unless otherwise provided by the Committee in the OptionAgreement related thereto, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with the following provisions of this Section 6.7(a) and thereafter shall terminate:

(i)

DISABILITY. If the Participant’s Service terminates because of the Disability of the Participant, an Option, to the extent exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Expiration Date”).

(ii)

DEATH. If the Participant’s Service terminates because of the death of the Participant, an Option, to the extent exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii)

RETIREMENT OF DIRECTORS IN GOOD STANDING. If the Participant is a Director, and such Director’s Service terminates because of the retirement of such Director, and provided that such Director is at that time in good standing as determined by the Board, an Option, to the extent exercisable on the date on which the Director’s Service terminated for such reason may be exercised by the Director (or the Director’s guardian or legal representative) at any time prior to the Expiration Date.

(iv)

OTHER TERMINATION OF SERVICE. If the Participant’s Service terminates for any reason, except Disability or death, an Option, to the extent exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in no event any later than the Expiration Date.

(b)

RESERVATION OF RIGHTS. The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.9

TRANSFERABILITY OF OPTIONS. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by the Participant’s guardian or legal representative.  No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Option Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Committee in its sole discretion, or (II) as provided in the applicable Option; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

7.

CHANGE IN CONTROL.

In addition to the applicable provisions set forth in Section 4.2, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options or substitute for such outstanding Options substantially equivalent options for, or in relation to, the Acquiring Corporation’s stock.  To the extent practicable, any actions taken by the Committee in connection with a Change in Control shall occur in a manner and at a time which provides affected Participants with the ability to participate in the Change in Control transaction with respect to Stock subject to their Awards.

8.

TERMINATION OR AMENDMENT OF PLAN.

The Plan shall terminate ten (10) years from the Effective Date.  The Board may terminate or amend the Plan at any time. No amendment of the Plan shall adversely affect any then outstanding Award with the consent of the affected Optionee.

9.

MISCELLANEOUS PROVISIONS.

9.1

NO RIGHTS OF STOCKHOLDER. Prior to the date on which an Option is exercised, neither the Participant, nor a Beneficiary or any other successor in interest will be, or will have any of the rights and privileges of, a stockholder with respect to any Stock issuable upon the exercise of such Option.

 9.2

GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to settle any Option in shares of Stock unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered under the Plan.  The Committee shall have the authority to provide that all certificates for stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Option Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S.  Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.  The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s issuance of Stock to the Participant or the Participant’s acquisition of Stock from the Company illegal, impracticable or inadvisable.   If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A Authority, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (ii) the aggregate Exercise Price.  Such amount shall be paid to the Participant as soon as practicable following the cancellation of such Award or portion thereof.  The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

9.3

OTHER AGREEMENTS.  Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Stock under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

9.4

NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained herein shall be deemed to give any person any right to employment by the Company or by a Participating Company, or to interfere with the right of the Company or a Participating Company to discharge any person at any time, with or without cause, without regard to the effect that such discharge will have upon such person’s rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights a Participant may have against the Company or a Participating Company by reason of any employment or other agreement with the Company or a Participating Company.

9.5

SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision or provisions did not exist.

9.6

GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws provisions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and the Annual Report are available at the Investors portion of our website at http://www.implantsciences.com.

IMPLANT SCIENCES CORPORATION

Annual Meeting of Stockholders

July 1, 2015 10:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF IMPLANT SCIENCES CORPORATION

The undersigned stockholder of Implant Sciences Corporation, a Massachusetts corporation (the “Company”), hereby appoints Messrs. McGann and Deschenes, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held July 1, 2015, at the Company’s offices located at 500 Research Drive, Wilmington, Massachusetts 01887, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERERIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6, FOR EVERY “THREE YEARS” UNDER PROPOSAL 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

IMPLANT SCIENCES CORPORATION 500 Research Drive, Unit 3 Wilmington, Massachusetts 01887

VOTE BY INTERNET

www.[______________].com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – [______________]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [___________________].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Election of Directors

Dr. William J. McGann   ☐  For    ☐ Against   ☐ Abstain

Robert P. Liscouski  ☐  For    ☐ Against   ☐ Abstain

[__________]  ☐  For    ☐ Against   ☐ Abstain

[__________]  ☐  For    ☐ Against   ☐ Abstain

[__________]  ☐  For    ☐ Against   ☐ Abstain

[__________]  ☐  For    ☐ Against   ☐ Abstain

[__________]  ☐  For    ☐ Against   ☐ Abstain

2.	Ratification of the appointment of Marcum LLP as independent registered public accounting firm for the fiscal year ending June 30, 2015.

☐ For ☐ Against ☐ Abstain

3.	Amendment of Restated Articles of Organization to increase the aggregate number of authorized shares of Common Stock.

☐ For ☐ Against ☐ Abstain

4.	Approval of an Amendment to the Implant Sciences 2004 Stock Option Plan to increase the aggregate number of shares of Common Stock.

☐ For ☐ Against ☐ Abstain
5.	Approval of the Amended and Restated Implant Sciences Corporation 2014 Stock Option Plan.

☐ For ☐ Against ☐ Abstain

6.	Advisory Vote on Executive Compensation.

☐ For ☐ Against ☐ Abstain

7.	Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation.

☐ 3 Years ☐ 2 Years ☐ 1 Year ☐ Abstain

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date